As filed with the Securities and Exchange Commission on November 1, 2024.

Registration No. XXXX

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alpha One Inc.

(Exact name of registrant as specified in its charter)

Wyoming	4899	27-1310226
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 203, F2.62A, 2F, Tianzhan Building

No. 4 Tanran 5th Road, Tian’an Community

Shatou Street, Futian District, Shenzhen, Guangdong Province

People’s Republic of China 518000

+86 755 82794624

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cyndy Jackson

1507 Lampman Ct

Cheyenne, WY 82007

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Rockville Law Group, LLC

Li Weng, Esq.

3635 Old Court Road, #208, Baltimore MD 21208

Telephone: US +1 (410) 243 5500

China: +86 1818 622 4565

Email: wenglidk@foxmail.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the selling shareholders.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.001 par value	10,000,000	$2.38	23,800,000	3,643.78

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933 based upon the closing sale price of our shares of common stock of 2.38 on October 29, 2024.

(2)	The fee is calculated by multiplying the aggregate offering amount by 0.0001531, pursuant to Section 6(b) of the Securities Act of 1933.

(3)	Includes 2,493,514 shares of common stock that were issued to Sun Horn Limited sold from Zhuo Wang

(4)	Includes 2,558,200 shares of common stock that were issued to Lin Jianhui sold from Zhongyun Global International Group Limited

(5)	Includes 2,227,337 shares of common stock that were issued to Yu Xiaocai sold from Zhongyun Global International Group Limited

(6)	Includes 406,706 shares of common stock that were issued to Zhang Jinlin sold from Zhongyun Global International Group Limited

(7)	Includes 874,081 shares of common stock that were issued to Cao Yong sold from Zhongyun Global International Group Limited

(8)	Includes 1,440,162 shares of common stock that were issued to Lin Jiayao sold from Zhongyun Global International Group Limited

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

Alpha One Inc.

10,000,000 SHARES OF COMMON STOCK

$0.001 PAR VALUE PER SHARE

This prospectus relates to shares of common stock of Alpha One Inc.. which may be offered by the selling shareholders for their own account.

The shares of common stock being offered by the selling shareholders pursuant to this prospectus are “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”), before their sale under this prospectus. This prospectus has been prepared for the purpose of registering these shares of common stock under the Securities Act to allow for a sale by the selling shareholders to the public without restriction. Each of the selling shareholders and the participating brokers or dealers may be deemed to be an “underwriter” within the meaning of the Securities Act, in which event any profit on the sale of shares by such selling shareholder, and any commissions or discounts received by the brokers or dealers, may be deemed to be underwriting compensation under the Securities Act. The selling shareholders must offer and sell their shares for the fixed price of $1.000 for the duration of the offering.

The registration of the shares of our common stock covered by this prospectus does not necessarily mean that any shares of our common stock will be sold by any of the selling shareholders, and we cannot predict when or in what amounts any of the selling shareholders may sell any of our shares of common stock offered by this prospectus.

Our common stock is quoted on the OTC Pink Marketplace under the symbol “AOAO.” On October 29, 2024, the closing price of our common stock was $2.38.

We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from any sale or disposition by the selling shareholders of the shares of our common stock covered by this prospectus. We are paying the expenses incurred in registering the shares.

Investing in our securities involves a high degree of risk. Before making any investment decision, you should carefully review and consider all the information in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described under “Risk Factors” beginning on page 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is November 1, 2024.

Alpha One Inc..

You should rely only on the information contained in this prospectus or a supplement to this prospectus. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front cover of those documents.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”. Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, a continued decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products and services; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize new and improved products and services; our ability to raise capital to fund continuing operations; changes in government regulation that relate to our business, and more specifically, how we market and sell products; our ability to complete customer transactions and capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations and any businesses that may be acquired by us. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

In this Prospectus, the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to Alpha One Inc., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending March 31st. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

Corporate History

Alpha One Inc. (“we”, “us”, the “Company” or “AOAO”) was originally incorporated in State of Nevada on May 5, 2006 under the name Microscints, Inc. On October 26, 2009   the Company filed the Certificate of Amendment to change the name from Microscints, Inc. to World Mobile Holdings, Inc. On March 19, 2020, the Company redomiciled from the State of Nevada to the State of Wyoming. On September 10, 2021, the Company’s name was changed from World Mobile Holdings, Inc. to Alpha One Inc, The Company had been engaged in the various business since its incorporation. The Company was not successful and discontinued the majority of its operation by December 31, 2016. Beginning from January 2017, the Company plans on providing business services and financing to emerging growth entities.

On October 8, 2019, Haining Zhang, filed a petition with the District Court, Clark County, Nevada, and the Court ordered that Mr. Zhang was appointed as receiver for the Company. Consequently, Mr. Zhang is granted the authority to conduct business of the Company pursuant to N.R.S. 78.630. Haining Zhang was appointed the sole officer and director at that time.

On October 15, 2019, the Company issued 100,000,000 shares of common stock, with a par value of $0.001, to Mr. Zhang, our CEO, for $100,000, $99,950 of which was subsequently expensed in its operation by December 31, 2019, and the balance was expensed in its operation in 2020.

On February 8, 2021, the previously issued 100,000,000 shares of common stock were canceled in connection with changes in the Company’s strategic direction.

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On March 30, 2021, 100,000,000 shares of common stock, under the control of Haining Zhang, were transferred to Zhuo Wang. As a result, Haining Zhang resigned as the sole officer and director, and Shuhua Liu was appointed as the sole director and CEO of the Company.

On May 1, 2021 the Company amended its article of incorporation to change its authorized capital as following: 50,000,000 shares of preferred stock, par value $0.001 per share; 450,000,000 shares of common stock, par value $0.001 per share. 500,000 shares of Preferred Stock are designated Series A Preferred Stock. On June 17, 2021, the Company issued 245,000 shares of preferred stock to Zhuo Wang, 198,900 shares of preferred stock to Shuhua Liu, and 56,100 shares of preferred stock to Goldcrown International (HK) Limited, controlled by Wei Chen, as compensation for services provided.

On September 10, 2021, the Company effectuated a 100-for-1 reverse stock split, which resulted in a new total of 1,359,447 shares of common stock.

On February 8, 2022, the Company convert 500,000 of its Series A Preferred Stock into common stock with a ratio of 100 for 1.

On March 23, 2023, the Company entered into a share purchase agreement for acquiring 100% equity interests of Zhongyun (BVI) Limited (“Zhongyun BVI”), a BVI incorporated company that conduct its business via its subsidiary Shenzhen Zhongyun Communication Technology Co., Ltd. focusing on electronic products trading and telecommunication engineering services, via issuing 25,450,086 common shares of the Company.As a result of this acquisition, Alpha One Inc. ceased to be a shell company and began operating as an entity intelligent products trading and telecommunication engineering services in the People’s Republic of China.

Our Company structure is shown in the below chart. The percentages denote ownership.

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Zhongyun (BVI) Limited (“Zhongyun BVI”) was incorporated in the British Virgin Islands on December 6, 2022 with limited liability.

Zhongyun Investment Hong Kong Limited (“Zhongyun HK”) which is 100% owned by Zhongyun BVI, was incorported in the HongKong on December 23, 2022, Zhongyun HK is an investment holding company with no operations. On March 2, 2023, Zhongyun HK acquired Shenzhen Zhongyun Communication Technology Co., Ltd.

Shenzhen Zhongyun Communication Technology Co., Ltd, a Chinese company, a wholly foreign owned enterprise (WFOE), also referred to herein as “Shenzhen Zhongyun”, which was incorporated on August 25, 2020 by the controlling shareholder, Shuhua Liu. Shenzhen Zhongyun is principally engaged in the electronic products trading and telecommunication engineering servicess in the People’s Republic of China (“PRC”).

Shenzhen Zhongyun is the company through which we operate, and which shares our business plan with the goal of developing and providing modern electronic products trading and telecommunication engineering services to our future clients.

The Company’s mailing address is No. 203, F2.62A, 2F, Tianzhan Building, No. 4 Tanran 5th Road, Tian’an Community, Shatou Street, Futian District, Shenzhen, Guangdong Province, China. The telephone number is +86 755 82794624.

Status of “Smaller Reporting Company”

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations. We have elected to comply with the scaled disclosure requirements applicable to “smaller reporting companies,” including providing two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Common Stock held by non-affiliates is equal to or exceeds $250 million and (2) our annual revenues were equal to or exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates is equal to or exceeds $700 million.

SUMMARY OF THE OFFERING

The following is a summary of the shares being offered by the selling shareholders:

Common stock offered by selling shareholders	Up to 10,000,000 shares of common stock. This represents an aggregate of 13% of our outstanding common stock. (1)

Common stock outstanding prior to the offering	76,809,533 shares

Common stock outstanding after the offering	76,809,533 shares

Terms of the Offering	The Selling Shareholders will determine when and how they will sell the common stock offered in this prospectus. as more fully provided in the Plan of Distribution section. of this prospectus commencing Page 33

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the. shares of Common Stock covered by this prospectus.

Risk factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 5.

OTC Pink Trading Symbol	“AOAO”

(1) Based on 76,809,533 shares of common stock outstanding as of September 30, 2024

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risks, together with all of the other information contained in this Registration Statement, including our consolidated financial statements and related notes, before making a decision to invest in our common stock. Any of the following risks could have an adverse effect on our business, operating results, financial condition and prospects, and could cause the trading price of our common stock to decline, which would cause you to lose all or part of your investment. Our business, operating results, financial condition and prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material.

We consider the following to be the material risks for an investor regarding our common stock. Our Company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this Registration Statement before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Related to Our Business and Industry

The Company’s projects are concentrated in the South of China, in particular Guangdong Province, and any material change pertaining to Guangdong Province may materially and adversely affect the Company’s business, results of operations and profitability

The Company was founded and is based in Guangdong Province where it ranked sixth amongst all telecommunications network infrastructure construction and maintenance services providers in term of revenue in 2023, and as such during the Track Record Period, the majority of its revenue was derived from projeccts located in the South of China. In particular, all the revenue derived from projects located in Guangdong Province during the year ended March 31, 2024 and 2023. Given the Company’s concentration in revenue from Guangdong Province, the Company’s business is highly subject to the economic conditions and government policies which affect the Company’s business, results of operations and profitability.

The Company’s business operates on a non-recurring and project by project basis and failure to obtain new projects could materially affect the Company’s business and results of operations

The Company’s business operates on a project by project basis, as such they are non-recurring in nature. In order for the Company to undertake new projects, the Company must either participate in open tendering to compete for project made available by potential customers or await customers to approach the Company to solicit its services. As such, given the non-recurring nature of the Company’s projects, the Director believe that the Company’s future growth and success will depend on the Company’s ability to continue to secure projects. The Company cannot assure you that it will be able to secure projects from the Company’s existing or potential customers. In the event that there is a signficant decrease in the number of projects or scale in terms of contract value of the projects awarded by the Company’s customers, the Company’s business and results of operations may be materially and adversely affected.

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The Company had operating cash outflows for the years ended March 31, 2024 and 2023, and the Company’s cash flows may deteriorate due to potential mismatches in the time between receipt of payments from the Company’s customers, and payments to the Company’s suppliers, which may impact its operating cash flow position

The Company relies on its suppliers to provider the necessary labour and materials for its projects, and relies upon the cash inflow from its customers to meet the payment obligations towards its suppliers. The Company’s cash inflows are dependent upon a variety of factors including certification by its customers and the prompt settlement of its invoices. If such payment is delayed, the Company may be required to fundthe cost of works for a lengthy period of time until the Company’s payment application is approved and paid for. As at March 31, 2024 and 2023, the Company’s account payable, accrued and other payables amounted to $5.94million and $2.91million respectively. Whereas for the corresponding dates, the Company’s account receivables amount to $9.75 million and $5.72 million respectively. Nevertheless, even if the Company’s customers settle such payments on time and in full, there can be no assurance that the Company would not experience any significant cash flow mismatch which would affect the Company’s operating cash flow position as the Company may be required to provide prepayments pursuant to the arrangement with its suppliers. During the Track Record Period, the Company would in certain circumstances, depending on the scale of works required, provide its material suppliers with an advance payment of approximately 30% of the contract value as stipulated in the work order. Hence, if the Company undertakes a large number of projects, it would pose significant pressure on its cash flow and the Company may record net operating cash outflow.

Failure to properly estimate the risks, time and cost involved in a project or delays in completion may lead to cost overruns and affect the Company’s financial conditions and profitability

When determining the offer price for its projects, the Company generally adopts a cost-plus pricing model after taking into account factors including, the nature, scale, complexity and location of the relevant project, as well as the estimated material, labour and equipment cost. As such ,whether the Company is able to achieve its target profitability in any project is significantly dependent on its ability to accurately estimate and control these costs. The actual time taken and cost involved in implementing the Company’s project may be adversely affected by a number of factors, such as shortage or cost escalation of materials and labor, adverse weather conditions, accidents, and any other unforeseen problems and circumstances. As of the aforesaid factors may give rise to delays in completion of works or cost overruns, which in turen result in a lower profit margin or even a loss for a project, thereby materially and adversely affecting the Company’s financial condition, profitability or liquidity.

The Company’s performance depends on prevailing market conditions and trends in the Telecommunications Infrastructure Services industry, and Infrastructure Digitalisation Solution Services industry and in the overall state of econoy in PRC

All of the Company’s operations are based in, and all of the Company’s revenue was derived from the PRC during the Track Record Period, and the Directors expect the Company’s business will continue to be based in the PRC. Accordingly, the Company’s future performance depends on the prevailing market conditions and trends in the telecommunications industry in the PRC. The future growth and level of profitability is likely to depend primarily upon the continued availability of large scale projects, which will be determined by the interplay of various factors. These factors include, in particular, the PRC government’s policies and initiatives, the spending budgets and patterns of the Company’s customers, and the general conditions and prospects of the PRC economy. If the government authorities adopt regulations that place additional restrictions or burdens on the telecommunications industry, the Company’s customers may be more conservative in their spending budgets, and the demand for Telecommunications Infrastructure Services and Infrastructure Digitalisation Solution Services in the PRC may deteriorate, which in turn materially and adversely affect the Company’s operations and profitability. In addition, the Company’s performance and financial condition also depend on the state of the economy in the PRC. If there is a downturn in the economy of the PRC, the Company’s results of operations and financial position may be adversely affected. In addition to economic factors, social unrest or civil movements may also affect the state of the economy in the PRC, and in such cases, the Company’s operations and financial position may also be adversely affected.

The Company is exposed to claims arising from latent defects that may be caused by itself or its suppliers in the past, the discovery of which may have material negative impact on the Company’s reputation, business and results of operations

The Company may face claims arising from latent defects that might be existing but not yet discovered or developed. Such possible latent defects may be caused by the Company itself or its suppliers in the past. If there are claims against the Company for such latent defects when they are discovered, the Company may be held primarily liable even if the defects are caused by its suppliers without the Company’s fault. Further, due to the passage of time, the Company may be unable to locate the relevant suppliers to hold them accountable, or to procure them to rectify the defect (if it is rectifiable at all), or obtain compensation for any loss or damages caused by such defects. Latent defects may include use of materials not meeting the specifications as stipulated in the relevant contracts, which may not be discovered despite the inspection and acceptance by the customers of the works prior to completion, and remain undiscovered for years after the completion of the relevant project.

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In the event that there are any significant claims against the Company by its customers or other party for any latent defects, the Company’s results of operations and financial position may be materially and adversely affected. Even if such latent defects do not involve any non-compliance with laws or regulations, or breach of any contractual obligations on the Company’s part, it may be required to rectify such defects or take preventive or remedial measures, such as conducting reviews, tests or examinations on the works in the past, because of the negative publicity or to prevent the reputation of the Company from being negatively affected. As a result, the Company’s operation, business and results of operations may be materially and adversely affected.

Legal and arbitration proceedings may arise and affect the Company’s business, operations and financial results

The Company may be subject to claims in respect of various matters from its customers, suppliers, workers and other parties concerned with the Company’s projects from time to time. Such claims may include claims for compensation for late completion of works and delivery of substandard works or, claims in respect of personal injuries and labour compensation in relation to the works, for which the Company may have to incur costs to defend itself in legal and arbitration proceedings. If the Company is not successful in defending itself in any proceedings, it may be liable to pay damages. Such payments may be significant, and if fall outside the scope and/or limit of the Company’s insurance coverage or monies retained from its labour suppliers, the Company’s business operations and financial position may be adversely affected.

Legal proceedings can be time-consuming, expensive, and may divert the Company’s management’s attention away from the operation of the Company’s business. Any claims or legal proceedings to which the Company may become a party in the future may have a material and adverse impact on the Company’s business. The Company also need to divert resources and incur extra costs to handle the aforementioned outstanding and potential claims, which could affect the Company’s corporate image and reputation in the telecommunications industry if they were published by the press. If the aforementioned claims were successfully made against the Company, it would result in legal costs and damages to be paid to the claimants, which in turn could materially and adversely affect the Company’s revenue, results of operations and financial position.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our audited consolidated financial statements as of March 31, 2024  and 2023 have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has issued a report that included an explanatory paragraph referring to our recurring losses from operations and net capital deficiency and expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available.  Our ability to continue as a going concern is dependent upon our ability to obtain additional equity or debt financing, attain further operating efficiencies, reduce expenditures, and, ultimately, to generate revenue. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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We rely entirely on the operations of Shenzhen Zhongyun. Any successes or failures of Shenzhen Zhongyun will directly impact our financial condition and may cause your investment to be either positively or negatively impacted.

At present, we share the same business plan as, and rely entirely upon, Shenzhen Zhongyun. Any successes or failures of Shenzhen Zhongyun will directly impact our financial condition and may cause your investment to be either positively or negatively impacted. As such, in the event that the business of operations of Shenzhen Zhongyun were to fail, then our own business would, in turn, fail as well. We would be forced to either drastically alter our business strategy, or we would likely cease operations entirely, which could result in the whole or partial loss of any investments made in the company.

Competition from both large, established industry participants and new market entrants may negatively affect our current and future results of operations.

The domestic competition in the electronic products trading and telecommunication engineering services is quite fierce. We may face the competition challenges in the industry, including price competition, advertising campaign, product introduction and increasing customer service business. If our competitive action has a significant impact on our competitors, it may provoke them against or respond to the action, including the information on price, volume, competitive pattern and outsourcing cost, etc.

There may be potential entrants in our industry, either a new enterprise or an enterprise originally engaged in other industries with a diversified business strategy. Potential entrants will bring new production capacity and require a certain market share. The threat to the industry posed by potential entrants depends on the barriers to entry in the industry and the strong reaction of existing enterprises after entering the new industry. If the enterprises entering the industry are mature in size and technology, they may negatively affect our current and future results of operations.

We face increasingly intense competition in markets in which we operate.

Some of our competitors may have greater financial, sales and marketing, research and development, manpower, or other resources than we do. Some new market entrants may acquire market share by leveraging existing business relationships and acquiring new technologies from third parties. Our competitors may also be more responsive to changes in technologies or customer requirements, or offer similar products or services at lower prices. All of the foregoing factors may intensify market competition, and we may face pressure in product and service pricing and competition for orders. Any adverse or unforeseeable change in our competitive environment may have a material and adverse effect on our business, prospects, results of operation and financial position.

There are uncertainties regarding the interpretation and enforcement of PRC laws and regulations

The Company’s operating subsidiary is principally based in the PRC and is subject to the laws and regulations of the PRC. The PRC legal system is based on statutory laws. Under this system, prior court decisions may be cited for reference but do not have binding precedential effect. Since 1979, the PRC government has been developing a comprehensive legal system and considerable progress has been made in the promulgation of laws and regulations dealing with economic matters, such as corporate organisation and governance, property title, foreign investment, commerce, taxation and trade. As these laws and regulation are relative new and evolving, and because of the limited volume of published cases and judicial interpretations, and the non-binding nature of prior court decisions, the interpretation and enforcement of these laws and regulations involves some uncertainties. Such uncertainties may lead to difficulties in enforceing the Company’s rights and in resolving disputes with any persons and could result in unanticipated costs and liabilities.

The success of our business relies heavily on brand image, reputation, and product quality.

It is important that we maintain and improve the image and reputation of our existing brands and products. Concerns about product quality, even when unsubstantiated, could be harmful to our image and reputation of our brands and products. While we have quality control programs in place, in the event we experienced an issue with product quality, we may experience recalls or liability in addition to business disruption which could further negatively impact brand image and reputation and negatively affect our sales. Our brand image and reputation may also be more difficult to protect due to less oversight and control as a result of the outsourcing of some of our operations. We also could be exposed to lawsuits relating to product liability or marketing or sales practices. Deterioration to our brand equity may be difficult to combat or reverse and could have a material effect on our business and financial results.

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Uncertainty about future market prices (interest rates, exchange rates, stock prices and commodity prices) can adversely affect our business.

Market risks can be divided into interest rate risks, exchange rate risks, stock price risks and commodity price risks. These market factors may directly affect our production, or competitors, suppliers or consumers may indirectly affect our business. Our business model may be suppressed if substitutes emerge in the market for our products, which are other products that can achieve the same function. The threat of alternatives is threefold:

1. The competitiveness of substitutes in price;

2. Satisfaction with the quality and performance of substitutes;

3. How easy it is for customers to switch to substitutes.

At present, there is no substitute for the product itself, unless it is an industry substitute or a new technology emerges. For example, the emergence of new energy vehicles or disruptive products. This will have a destructive effect on our sales

We have historically relied, and expect to continue to rely, on our existing customers for a significant portion of our revenue. The loss of any of existing customers could significantly harm our business, financial condition and results of operations.

We expect that we will continue to depend upon our existing customers for a significant portion of our revenue for the foreseeable future. As a result, if we fail to successfully attract or retain new or existing customers or if existing customers run fewer products purchase with us, defer or cancel their insertion orders, or terminate their relationship with us altogether, whether through the actions of their agency representatives or otherwise, our business, financial condition and results of operations would be harmed.

An increase in the cost of energy or the cost of environmental regulatory compliance could affect our profitability.

The energy costs could continue to rise, which would result in higher transportation, freight and other operating costs. We may experience significant future increases in the costs associated with environmental regulatory compliance, including fees, licenses and the cost of capital improvements to our operating facilities in order to meet environmental regulatory requirements. Future operating expenses and margins will be dependent on the ability to manage the impact of cost increases. We cannot guarantee that it will be able to pass along increased energy costs or increased costs associated with environmental regulatory compliance to our customers through increased prices.

The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we are subject to the reporting requirements of the Exchange Act and are required to comply with the applicable requirements of the Sarbanes-Oxley Act, and other applicable securities rules and regulations. Compliance with these rules and regulations have increased our legal and financial compliance costs, made some activities more difficult, time-consuming or costly and increased demand on our systems and resources. Among other things, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls and procedures and internal controls over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal controls over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business and results of operations. We may need to hire more employees to comply with these requirements in the future, which will increase our costs and expenses.

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We may engage in acquisitions, investments or strategic alliances in the future, which could require significant management attention and materially and adversely affect our business and results of operations.

We may identify strategic partners to form strategic alliances, invest in or acquire additional assets, technologies or businesses that are complementary to our existing business. These investments may involve minority stakes in other companies, acquisitions of entire companies or acquisitions of selected assets.

Any future strategic alliances, investments or acquisitions and the subsequent integration of the new assets and businesses obtained or developed from such transactions into our own may divert management from their primary responsibilities and subject us to additional liabilities. In addition, the costs of identifying and consummating investments and acquisitions may be significant. We may also incur costs and experience uncertainties in completing necessary registrations and obtaining necessary approvals from relevant government authorities in China and elsewhere in the world. The costs and duration of integrating newly acquired assets and businesses could also materially exceed our expectations. Any such negative developments could have a material adverse effect on our business, financial condition, results of operations and cash flow.

We have identified material weaknesses in our disclosure controls and procedures and internal control over financial reporting.

We identified material weaknesses in our internal controls over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified include (i) the Company did not maintain a functioning independent audit committee and did not maintain an independent board; (ii) the Company had inadequate segregation of duties; and (iii) the Company had an insufficient number of personnel with an appropriate level of U.S. GAAP knowledge and experience and ongoing training in the application of U.S. GAAP and SEC disclosure requirements commensurate with the Company’s financial reporting requirements.

If not remediated, our failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in our financial statements and a failure to meet our reporting and financial obligations, each of which could have a material adverse effect on our financial condition and the trading price of our common stock.

An occurrence of a natural disaster, widespread health epedemic or other outbreaks, such as COVID-19, could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company’s business could be materially and adversely affected by natural disasters or the outbreak of a widespread health epidemic, such as swine flu, avian influenza, severe acute respiratory syndrome (SARS) or COVID-19. The occurrence of a natural disaster or a prolonged outbreak of an epidemic illness, or other adverse public health developments in the PRC could materially disrupt theCompany’s business and operations. In particular, the outbreak of COVID-19 which was first reported in late 2019 and spread within the PRC and globally, has caused significant disruption in the economic activities. As the Company’s operations, customers and suppliers are located in the PRC, the outbreak of COVID-19 in the PRC may affect the telecommunications industry, and cause temporary suspension of projects and shortage of labour, materials and equipment and other services, which would severely disrupt the Company’s operations and have a material adverse effect on the Company’s business, financial condition and results of operations. The Company’s operations could also be disrupted if any of its employees or employees of the Company’s labour suppliers were suspected of contacting, or contacted an epidemic disease, since this could require the Company and its labour suppliers to quarantine some, or all of these employees, and disinfect the works sites and facilities used for the Company’s operations. In addition, the Company’s revenue and profitability could also be reduced to the extent if any natural disaster, health epidemic or other virus outbreak harms the overall economy in the PRC. These adverse impacts, if materialise and persist for a substantial period, may significantly and adversely affect the Company’s business operation and financial performance.

Risks Related to Doing Business in China

Certain judgments obtained against us by our officers and directors may not be enforceable

We are a Wyoming corporation but most of our assets are and will be located outside of the United States. Almost all our operations are conducted in the PRC. In addition, all our officers and directors are the nationals and residents of a country other than the United States. Almost all of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon them. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, since he or she is not a resident in the United States. In addition, there is uncertainty as to whether the courts of the PRC or other jurisdictions would recognize or enforce judgments of U.S. courts.

Introduction of new laws or changes to existing laws by the PRC government may adversely affect our business.

The PRC legal system is a codified legal system made up of written laws, regulations, circulars, administrative directives and internal guidelines. Unlike common law jurisdictions like the U.S., decided cases (which may be taken as reference) do not form part of the legal structure of the PRC and thus have no binding effect on subsequent cases with similar issues and fact patterns. Furthermore, in line with its transformation from a centrally planned economy to a freer market-oriented economy, the PRC government is still in the process of developing a comprehensive set of laws and regulations. As the legal system in the PRC is still evolving, laws and regulations or the interpretation of the same may be subject to further changes. Such changes, if implemented, may adversely affect our business operations and may reduce our profitability.

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Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

Our PRC subsidiaries are foreign-invested enterprises and are subject to laws and regulations applicable to foreign-invested enterprises as well as various Chinese laws and regulations generally applicable to companies incorporated in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

Uncertainties exist with respect to the interpretation and implementation of the newly enacted PRC Foreign Investment Law and its implementing rules and how they may impact our business, financial condition and results of operations.

The MOFCOM published a discussion draft of the proposed PRC Foreign Investment Law in January 2015, or the 2015 Draft FIL, according to which, variable interest entities that are controlled via contractual arrangements would also be deemed as foreign-invested entities, if they are ultimately “controlled” by foreign investors. In March 2019, the PRC National People’s Congress promulgated the PRC Foreign Investment Law, and in December 2019, the State Council promulgated the Implementing Rules of PRC Foreign Investment Law, or the Implementing Rules, to further clarify and elaborate the relevant provisions of the PRC Foreign Investment Law. The PRC Foreign Investment Law and the Implementing Rules both became effective from January 1, 2020 and replaced the major previous laws and regulations governing foreign investments in the PRC. Pursuant to the PRC Foreign Investment Law, “foreign investments” refer to investment activities conducted by foreign investors (including foreign natural persons, foreign enterprises or other foreign organizations) directly or indirectly in the PRC, which include any of the following circumstances: (i) foreign investors setting up foreign-invested enterprises in the PRC solely or jointly with other investors, (ii) foreign investors obtaining shares, equity interests, property portions or other similar rights and interests of enterprises within the PRC, (iii) foreign investors investing in new projects in the PRC solely or jointly with other investors, and (iv) investment in other methods as specified in laws, administrative regulations, or as stipulated by the State Council. The PRC Foreign Investment Law and the Implementing Rules do not introduce the concept of “control” in determining whether a company would be considered as a foreign-invested enterprise, nor do they explicitly provide whether the VIE structure would be deemed as a method of foreign investment. However, the PRC Foreign Investment Law has a catch-all provision that includes into the definition of “foreign investments” made by foreign investors in China in other methods as specified in laws, administrative regulations, or as stipulated by the State Council, and as the PRC Foreign Investment Law and the Implementing Rules are newly adopted and relevant government authorities may promulgate more laws, regulations or rules on the interpretation and implementation of the PRC Foreign Investment Law, the possibility cannot be ruled out that the concept of “control” as stated in the 2015 Draft FIL may be embodied in, or the VIE structure adopted by us may be deemed as a method of foreign investment by, any of such future laws, regulations and rules. If our consolidated VIE was deemed as a foreign-invested enterprise under any of such future laws, regulations and rules, and any of the businesses that we operate would be in any “negative list” for foreign investment and therefore be subject to any foreign investment restrictions or prohibitions, further actions required to be taken by us under such laws, regulations and rules may materially and adversely affect our business, financial condition and results of operations. Furthermore, if future laws, administrative regulations or provisions mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure, business, financial condition and results of operations.

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China’s political climate and economic conditions, as well as changes in government policies, laws and regulations which may be quick with little advance notice, could have a material adverse effect on our business, financial condition and results of operations.

Our principal executive offices are located in China and our sole executive officer and director is a resident of and is physically located in and has significant ties to China. Our business, financial condition, results of operations and prospects are subject, to a significant extent, to economic, political and legal developments in China. For example, as a result of recent proposed changes in the cybersecurity regulations in China that would require certain Chinese technology firms to undergo a cybersecurity review before being allowed to list on foreign exchanges, this may have the effect of further narrowing the list of potential businesses in China’s consumer, technology and mobility sectors that we intend to focus on for our business combination or the ability of the combined entity to list in the United States.

China’s economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past two to three decades, growth has been uneven, both geographically and among various sectors of the economy. Demand for target services and products depends, in large part, on economic conditions in China. Any slowdown in China’s economic growth may cause our potential customers to delay or cancel their plans to purchase our services and products, which in turn could reduce our net revenues.

Although China’s economy has been transitioning from a planned economy to a more market-oriented economy since the late 1970s, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through allocating resources, controlling the incurrence and payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Changes in any of these policies, laws and regulations may be quick with little advance notice and could adversely affect the economy in China and could have a material adverse effect on our business and the value of our common stock.

The PRC government has implemented various measures to encourage foreign investment and sustainable economic growth and to guide the allocation of financial and other resources. However, we cannot assure you that the PRC government will not repeal or alter these measures or introduce new measures that will have a negative effect on us, or more specifically, we cannot assure you that the PRC government will not initiate possible governmental actions or scrutiny to us, which could substantially affect our operation and the value of our common stock may depreciate quickly. China’s social and political conditions may change and become unstable. Any sudden changes to China’s political system or the occurrence of widespread social unrest could have a material adverse effect on our business and results of operations.

American investors may have difficulty enforcing judgments against our Company and Officers.

We are a Wyoming corporation and most of our assets are and will be located outside of the United States. Almost all of our operations will be conducted in China. In addition, our officers and directors are nationals and residents of a country other than the United States. All of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon them. It may also be difficult to enforce court judgments on the civil liability provisions of the U.S. federal securities laws against our Company and our officer and director, since he is not a resident in the United States. In addition, there is uncertainty as to whether the courts of Hong Kong or other Asian countries would recognize or enforce judgments of U.S. courts.

Any failure or perceived failure by our PRC subsidiaries to comply with the Anti-Monopoly Guidelines for Internet Platforms Economy Sector and other PRC anti-monopoly laws and regulations may result in governmental investigations or enforcement actions, litigation or claims against us and could have an adverse effect on our business, financial condition and results of operations.

The PRC anti-monopoly enforcement agencies have strengthened enforcement under the PRC Anti-Monopoly Law in the recent years. On December 28, 2018, the SAMR issued the Notice on Anti-monopoly Enforcement Authorization, pursuant to which its province-level branches are authorized to conduct anti-monopoly enforcement within their respective jurisdictions. On September 11, 2020, the Anti-Monopoly Commission of the State Council issued Anti-monopoly Compliance Guideline for Operators, which requires operators to establish anti-monopoly compliance management systems under the PRC Anti-Monopoly Law to manage anti-monopoly compliance risks. On February 7, 2021, the Anti-Monopoly Commission of the State Council published Anti-Monopoly Guidelines for the Internet Platform Economy Sector that specified circumstances under which an activity of an internet platform will be identified as monopolistic act as well as concentration filing procedures for business operators. According to the PRC Anti-Monopoly Law, if a business operator carries out a concentration in violation of the law, the relevant authority shall order the business operator to terminate the concentration, dispose of the shares or assets or transfer the business within a specified time limit, or take other measures to restore the pre-concentration status, and impose a fine of up to RMB500,000. On March 12, 2021, the SAMR published several administrative penalty cases in connection with concentration of business operators that violated PRC Anti-Monopoly Law in the internet sector.

On October 23, 2021, the Standing Committee of the National People’s Congress issued a discussion draft of the amended Anti-Monopoly Law, which proposes to increase the fines for illegal concentration of business operators to “no more than ten percent of its last year’s sales revenue if the concentration of business operator has or may have an effect of excluding or limiting competition; or a fine of up to RMB5 million if the concentration of business operator does not have an effect of excluding or limiting competition.” The draft also proposes for the relevant authority to investigate transaction where there is evidence that the concentration has or may have the effect of eliminating or restricting competition, even if such concentration does not reach the filing threshold. On December 24, 2021, nine government agencies, including the NDRC, jointly issued the Opinions on Promoting the Healthy and Sustainable Development of Platform Economy, which provides that, among others, monopolistic agreements, abuse of dominant market position and illegal concentration of business operators in the field of platform economy will be strictly investigated and punished in accordance with the relevant laws.

At the present time, we have a relatively small scale supply chain platform operations based on our market share in our product markets and other factors. We are not an operator with a dominant market position, and our operating activity cannot constitute an anti-monopoly behavior that abuses our dominant market position. We have not entered into monopoly agreements prohibited by the Anti-Monopoly Law with competing business operators. As of the date of the prospectus, we have not received a notification from the anti-monopoly regulatory authority requiring us to file the concentration of undertakings or received any related administrative penalties. We believe that we are in compliance with the currently effective PRC anti-monopoly laws in all material aspects. Nevertheless, if the PRC regulatory authorities identify any of our activities as monopolistic under the PRC Anti-Monopoly Law or the Anti-Monopoly Guidelines for the Internet Platform Economy Sector, we may be subject to investigations and administrative penalties, and therefore materially and adversely affect our financial conditions, operations and business prospects. If we are required to take any rectifying or remedial measures or are subject to any penalties, our reputation and business operations may be materially and adversely affected.

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Recent regulatory developments in China, including greater oversight and control by the CAC over data security, may subject us to additional regulatory review, and any actions by the Chinese government to exert more oversight and control over foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

On December 28, 2021, the CAC, NDRC, and several other agencies jointly issued the final version of the Revised Measures for Cybersecurity Review, or the Revised Cybersecurity Measures, which took effect on February 15, 2022 and replaced the previously issued Revised Measures for Cybersecurity Review. Under the Revised Cybersecurity Measures, an “online platform operator” in possession of personal data of more than one million users must apply for a cybersecurity review if it intends to list its securities on a foreign stock exchange. The operators of critical information infrastructure purchasing network products and services, and the online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Pursuant to the Revised Cybersecurity Measures, we don’t believe we will be subject to the cybersecurity review by the CAC, given that (i) our online platform business just start up, we possess personal information of a very small number of users (less than 100 users) in our business operations as of the date of this report, significantly less than the one million user threshold set for a data processing operator applying for listing on a foreign exchange that is required to pass such cybersecurity review; and (ii) data processed in our business does not have a bearing on national security and thus shall not be classified as core or important data by the authorities. We don’t believe that we are an Operator within the meaning of the Revised Cybersecurity Measures, nor do we control more than one million users’ personal information, and as such, we should not be required to apply for a cybersecurity review under the Revised Cybersecurity Measures.

However, there remains uncertainty as to how the Revised Cybersecurity Measures may be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new rules and regulations related to the Revised Cybersecurity Measures. For example, there is still no clear definition of “online platform operator”. Whether the data processing activities carried out by traditional enterprises (such as food, medicine, automobile and other production enterprises) are subject to such review and the scope of the review remain to be further clarified by the regulatory authorities in the subsequent implementation process. If any new laws, regulations, implementation measures or interpretation are adopted, we may need to take further actions and invest resources to comply with such new rules and to minimize any potential negative effects on us. In addition, if the number of our online platform users increases to a level close to one million, we would expect to prepare for the required cybersecurity review procedure and approval from the PRC government.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our income will currently only be derived from dividend payments from our PRC subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our security-holders.

Failure to comply with the Individual Foreign Exchange Rules relating to the overseas direct investment or the engagement in the issuance or trading of securities overseas by our PRC resident stockholders may subject such stockholders to fines or other liabilities.

Our ability to conduct foreign exchange activities in the PRC may be subject to the interpretation and enforcement of the Implementation Rules of the Administrative Measures for Individual Foreign Exchange promulgated by SAFE in January 2007 (as amended and supplemented, the “Individual Foreign Exchange Rules”). Under the Individual Foreign Exchange Rules, any PRC individual seeking to make a direct investment overseas or engage in the issuance or trading of negotiable securities or derivatives overseas must make the appropriate registrations in accordance with SAFE provisions. PRC individuals who fail to make such registrations may be subject to warnings, fines or other liabilities.

SAFE promulgated the Notice on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or Notice 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to material change of capitalization or structure of the PRC resident itself (such as capital increase, capital reduction, share transfer or exchange, merger or spin off).

We may not be fully informed of the identities of all our beneficial owners who are PRC residents. For example, because the investment in or trading of our shares will happen in an overseas public or secondary market where shares are often held with brokers in brokerage accounts, it is unlikely that we will know the identity of all of our beneficial owners who are PRC residents. Furthermore, we have no control over any of our future beneficial owners and we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the Individual Foreign Exchange Rules.

To our knowledge, our beneficial owners, who are PRC residents, have not completed the Notice 37 registration. And we cannot guarantee that all or any of the shareholders will complete the Notice 37 registration prior to the closing of this Offering. Failure by any such shareholders or beneficial owners to comply with Notice 37 could restrict our overseas or cross-border investment activities, limit our PRC subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects. In addition, the PRC resident shareholders who fail to complete Notice 37 registration may subject to fines less than RMB50,000.

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As these foreign exchange and outbound investment related regulations are relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border investments and transactions, will be interpreted, amended and implemented by the relevant government authorities.

It is uncertain how the Individual Foreign Exchange Rules will be interpreted or enforced and whether such interpretation or enforcement will affect our ability to conduct foreign exchange transactions. Because of this uncertainty, we cannot be sure whether the failure by any of our PRC resident stockholders to make the required registration will subject our PRC subsidiaries to fines or legal sanctions on their operations, delay or restriction on repatriation of proceeds of our securities offerings into the PRC, restriction on remittance of dividends or other punitive actions that would have a material adverse effect on our business, results of operations and financial condition.

Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

China passed an Enterprise Income Tax Law (the “EIT Law”), as most recently amended and effective on December 29, 2018, and the related Implementation Regulations, as amended and effective on April 23 2019. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation of China issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or Company. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or Company will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and stockholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management are often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC stockholders.

Because we have limited capital, we may need to raise additional capital in the future by issuing debt or equity securities, the terms of which may dilute our current investors and/or reduce or limit their liquidation or other rights.

We may require additional capital to acquire a business. We may not be able to obtain additional capital when required. Future business development activities, as well as administrative expenses such as salaries, insurance, general overhead, legal and compliance expenses, and accounting expenses will require a substantial amount of additional capital.

The terms of securities we issue in future capital raising transactions may be more favorable to new investors, and may include liquidation preferences, superior voting rights or the issuance of other derivative securities, which could have a further dilutive effect on or subordinate the rights of our current investors. Any additional capital raised through the sale of equity securities will likely dilute the ownership percentage of our shareholders. Additionally, any debt securities we issue would likely create a liquidation preference superior that of our current investors and, if convertible into shares of Common Stock, would also pose the risk of dilution.

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We may be unable to obtain necessary financing if and when required.

Our ability to obtain financing, if and when necessary, may be impaired by such factors as the capital markets (both in general and in the particular industry or industries in which we may choose to operate), our limited operating history and current lack of operations, the national and global economies, and the condition of the market for microcap securities. Further, economic downturns such as the current global depression caused by the COVID-19 pandemic may increase our requirements for capital, particularly if such economic downturn persists for an extended period of time or after we have acquired an operating entity, and may limit or hinder our ability to obtain the funding we require. If the amount of capital we are able to raise from financing activities, together with any revenues we may generate from future operations, is not sufficient to satisfy our capital needs, we may be required to discontinue our development or implementation of a business plan, cancel our search for business opportunities, cease our operations, divest our assets at unattractive prices or obtain financing on unattractive terms. If any of the foregoing should happen, our shareholders could lose some or all of their investment.

Because we are dependent upon Shuhua Liu, our Chief Executive Officer and director to manage and oversee our Company, the loss of her   could adversely affect our plan and results of operations.

We currently have director and officer, Shuhua Liu, who manages the Company and is presently evaluating a viable plan for our future operations. We will rely solely on her judgment in connection with selecting a target company and the terms and structure of any resulting business combination. The loss of our Chief Executive Officer, could delay or prevent the achievement of our business objectives, which could have a material adverse effect upon our results of operations and financial position.

Further, because Mr. Shuahua Liu serves as Chief Executive Officer and sole director and also holds a controlling interest in the Company’s Common Stock, our other shareholders will have limited ability to influence the Company’s direction or management.

In addition, although not likely, the officers and directors of an acquisition candidate may resign upon completion of a combination with their business. The departure of a target’s key personnel could negatively impact the operations and prospects of our post-combination business. The role of a target’s key personnel upon the completion of the transaction cannot be ascertained at this time. Although we contemplate that certain or all members of a target’s management team may remain associated with the target following a change of control thereof, there can be no assurance that all of such target’s management team will decide to remain in place. The loss of key personnel, either before or after a business combination and including management of either us or a combined entity could negatively impact the operations and profitability of our business.

Risks Related to Our Common Stock

There is a limited market for our common stock, which may make it difficult for holders of our common stock to sell their stock.

Our common stock currently trades on the OTC Pink Markets under the symbol “AOAO”. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock. Further, many brokerage firms will not process transactions involving low price stocks, especially those that come within the definition of a “penny stock.” If we cease to be quoted, holders of our common stock may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our common stock, and the market value of our common stock would likely decline.

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The trading price of our Common Stock is likely to be volatile, which could result in substantial losses to investors.

The trading price of our common stock is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our common stock may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings and cash flow;
●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;
●	announcements of new offerings, solutions and expansions by us or our competitors;
●	changes in financial estimates by securities analysts;
●	detrimental adverse publicity about us, our brand, our services or our industry;
●	additions or departures of key personnel;
●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and
●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our common stock will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

We are subject to be the penny stock rules which will make shares of our common stock more difficult to sell.

We are subject now and may continue to be subject in the future, to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

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In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

If we become directly subject to the scrutiny, criticism and negative publicity involving U.S. listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business, operations and reputations, which could result in a loss of your investment in our common stock.

U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in some cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our business. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our company and business operations will be severely hampered and your investment in our shares could be rendered worthless.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our common stock as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends., Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our common stock will likely depend entirely upon any future price appreciation of our common stock. There is no guarantee that our common stock will appreciate in value, or even maintain the price at which you purchased the common stock. You may not realize a return on your investment in our common stock and you may even lose your entire investment in our common stock.

If relations between the United States and China worsen, our stock price may decrease and we may have difficulty accessing the U.S. capital markets.

At various times during recent years, the United States and China have had disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade conflicts between the United States and China could adversely affect the market price of our common stock and our ability to access U.S. capital markets.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

We are a company incorporated under the laws of the United States and we conduct substantially all of our operations in China. In addition, all our senior executive officers reside within China for a significant portion of the time and most are PRC nationals. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors as none of them currently resides in the United States or has substantial assets located in the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

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The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

USE OF PROCEEDS

We will not receive any proceeds from the sales of shares of our common stock by the selling shareholders.

We will pay for the expenses of this offering, except that the selling shareholders will pay any broker discounts or commissions or equivalent expenses and expenses of selling shareholder’s legal counsel applicable to any sale of the shares.

DETERMINATION OF OFFERING PRICE

The selling shareholders may sell some or all of their shares from time to time in the principal market on which the stock is traded at the fixed price of $1.000. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. We will not receive any proceeds from the sale of the shares by the selling shareholders. The shares may be sold directly by the selling shareholders to or through brokers or dealers, directly to purchasers or through agents designated from time to time.

DESCRIPTION OF BUSINESS

Corporate History

Alpha   One Inc. (“we”, “us”, the “Company” or “AOAO”) was originally incorporated in State of Nevada on May 5, 2006 under the name Microscints, Inc. On October 26, 2009 the Company’s name was changed from Microscints, Inc. to World Mobile Holdings, Inc. On March 19, 2020, the Company redomiciled from the State of Nevada to the State of Wyoming. On September 10, 2021, the Company’s name was changed from World Mobile Holdings, Inc. to Alpha One Inc, The Company had been engaged in the various business since its incorporation. The Company was not successful and discontinued the majority of its operation by December 31, 2016. Beginning from January 2017, the Company plans on providing business services and financing to emerging growth entities.

On October 8, 2019, Haining Zhang, filed a petition with the District Court, Clark County, Nevada, and the Court ordered that Mr. Zhang was appointed as receiver for the Company. Consequently, Mr. Zhang is granted the authority to conduct business of the Company pursuant to N.R.S. 78.630. Haining Zhang was appointed the sole officer and director at that time.

On October 15, 2019, the Company issued 100,000,000 shares of common stock, with a par value of $0.001, to Mr. Zhang, our CEO, for $100,000, $99,950 of which was subsequently expensed in its operation by December 31, 2019, and the balance was expensed in its operation in 2020.

On February 8, 2021, the previously issued 100,000,000 shares of common stock were canceled in connection with changes in the Company’s strategic direction.

On March 30, 2021, 100,000,000 shares of common stock, under the control of Haining Zhang, were transferred to Zhuo Wang. As a result, Haining Zhang resigned as the sole officer and director, and Shuhua Liu was appointed as the sole director and CEO of the Company.

On May 1, 2021 the Company amended its article of incorporation to change its authorized capital as following: 50,000,000 shares of preferred stock, par value $0.001 per share; 450,000,000 shares of common stock, par value $0.001 per share. 500,000 shares of Preferred Stock are designated Series A Preferred Stock. On June 17, 2021, the Company issued 245,000 shares of preferred stock to Zhuo Wang, 198,900 shares of preferred stock to Shuhua Liu, and 56,100 shares of preferred stock to Goldcrown International (HK) Limited, controlled by Wei Chen, as compensation for services provided.

On September 10, 2021, the Company effectuated a 100-for-1 reverse stock split, which resulted in a new total of 1,359,447 shares of common stock.

On February 8, 2022, the Company convert 500,000 of its Series A Preferred Stock into common stock with a ratio of 100 for 1.

On March 23, 2023, the Company entered into a share purchase agreement for acquiring 100% equity interests of Zhongyun (BVI) Limited (“Zhongyun BVI”), a BVI incorporated company that conduct its business via its subsidiary Shenzhen Zhongyun Communication Technology Co., Ltd. focusing on electronic products trading and telecommunication engineering services, via issuing 25,450,086 common shares of the Company.As a result of this acquisition, Alpha One Inc. ceased to be a shell company and began operating as an entity intelligent products trading and telecommunication engineering services in the People’s Republic of China.

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Business Overview

We are a telecommunications infrastructure services and solutions provider, operating through our core subsidiary, Shenzhen Zhongyun Communication Technology Co., Ltd. Our operations focus on two key areas: telecommunications infrastructure services and the development of digital solutions for project management.

Through Shenzhen Zhongyun Communication, we specialize in building, installing, and maintaining complex communication networks, including base stations for 4G and 5G infrastructure, fiber-optic cable installation, and wireless network deployment. We also provide advanced solutions for transmission network development, data center (IDC) construction, and core network optimization. Our end-to-end services ensure comprehensive support across the entire telecommunications lifecycle, offering solutions from tower and antenna maintenance to network monitoring and emergency response services.

Over recent years, the business has maintained steady growth, with our Intelligent Products segment consistently being the largest contributor. This trend reflects the increasing demand for cutting-edge telecommunications solutions and our strong positioning in the market. Additionally, the diversification of our revenue streams from both product sales and construction services ensures resilience and adaptability, supporting our long-term strategic objectives and financial health.

Our customers

Our customers consist primarily of telecommunications operators and equipment manufacturers seeking infrastructure services to support their communication networks. Our customers rely on us to deliver critical solutions such as fiber-optic cable installations, wireless network deployment, data center (IDC) services, and 5G infrastructure development. These clients come from various sectors, including telecommunication, technology, and data service industries.

In addition, we serve construction and project management companies through our software solutions subsidiary. These customers use our integrated platforms to manage project workflows, financial processes, and IT infrastructure.

We ensure that our customers receive tailored and professional services that meet the rigorous demands of their industries, enhancing their operational efficiency and ensuring scalability. The expertise and quality of our services help solidify long-term relationships and attract new businesses to our growing network.

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Telecommunications Infrastructure Services

Shenzhen Zhongyun specializes in providing comprehensive telecommunication infrastructure services and communication engineering solutions. We serve telecommunications operators and equipment manufacturers, offering a wide range of services that position us as a key player in the industry. Our business is divided into two main sectors: telecommunications infrastructure and related services.

●	Core Network Installation:

○	Base Station Construction: We are crucial in building base stations that support wireless communication networks, especially 4G and 5G infrastructure.
○	Wireless Network Deployment: We install and deploy wireless networks, ensuring high-speed connectivity in both urban and rural areas.
○	Fiber Optic Cable Laying: We lay the foundation for high-speed, high-bandwidth communication networks through fiber optic cable installations, essential for both local and global data transmission.

●	Network Development:

○	Data Center (IDC) Construction: We build and maintain data centers to ensure efficient data processing and storage for telecommunication providers.
○	Core and Aggregation Layer Equipment Installation: We focus on constructing critical layers of transmission networks, vital for data routing and network scalability.

●	Maintenance and Optimization:

○	Tower and Antenna Maintenance: We provide ongoing maintenance for communication towers, antennas, and associated systems like GPS and environmental control.
○	Network Optimization: We offer services to optimize 5G infrastructure and other networks, enhancing efficiency and performance.

●	Specialized Telecommunication Services:

○	Broadband Installation for Enterprises and Residences: Setting up high-speed broadband for corporate and residential customers.

Telecommunication Data Center Monitoring: Offering surveillance and operational support for data centers, ensuring uptime, security, and reliability.

Intellectual Property

Protection of our intellectual property is a strategic priority for our business. We rely primarily on a combination of trademark, patent, copyright, computer software and trade secret laws to establish and protect our proprietary rights.

We currently have the following ten registered patents in China:

Patent Number	Authorization Date	Expiration Date	Patent
CN202110194040.4	2022-08-19	2041-02-21	A Security Method Based on 5G Network Communication Base Stations
CN202223408295.5	2023-03-28	2032-12-16	A Multifunctional Terminal Information Collection Device for Base Stations
CN202320173842.1	2023-05-30	2033-01-31	Antenna Performance Testing Device for Base Station Equipment
CN202320039739.8	2023-05-30	2033-01-03	Communication Base Station Transceiver Platform
CN202320149705.4	2023-08-08	2033-01-13	A Base Station Antenna Automated Testing Device
CN202310135608.4	2023-11-03	2043-02-09	Relay Protection Communication System and Method Based on 5G
CN202211626361.8	2024-02-23	2042-12-16	A 5G Accelerator Card Communication Module, Accelerator Card, and Communication Transmission Method
CN202322759712.9	2024-06-04	2033-10-16	A 5G communication mobile base station maintenance equipment
CN202323123673.X	2024-06-11	2033-11-20	A Big Data Signal Transmission Base Station
CN202323420749.5	2024-09-10	2033-12-15	A steel structure base for 5G communication base stations

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We currently have the following five copyrights in China:

Copyright Number	First Issue Date	Registration Date	Copyright
2023SR0640643	2022-01-20	2023-06-13	Zhongyun Communication Network Communication Management System V1.0
2023SR0648418	2022-03-19	2023-06-13	Zhongyun Communication Base Station Metering and Control System V1.0
2023SR0654779	2022-04-20	2023-06-14	Zhongyun Communication 5G Terminal Protocol Control System V1.0
2023SR0660028	2022-05-01	2023-06-14	Zhongyun Communication Base Station Communication Positioning Monitoring System V1.0
2023SR0320415	2022-08-21	2023-03-13	Zhongyun Communication 5G Security Monitoring System V1.0

We currently have the following registered licenses in China:

License Number	Issue Date	Expiration Date	Department issued
D244429374	2023-12-13	2024-12-31	Guangdong Provincial Department of Housing and Urban Rural Development
DL34414110	2022-08-02	2027-08-02	Shenzhen Futian District Housing and Construction Bureau

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We currently have the following registered Internet domain names in China:

Internet domain names	Expiration Date
zygogo.com.cn	2029-05-07
alpha-aoao.com	2026-09-16

The Company’s Revenue Model

The company’s revenue model for construction services operates primarily through structured project engagements and long-term service agreements, ensuring a balance between short-term project income and ongoing service-based revenue.   The Company’s revenue model for wholesaling intelligent products is primarily through sales contracts. The Company will recognize its sales revenue upon the products received by its customers, where the ownership of the products has been transferred from the Company to the customers.

Project-Based Contracts: Revenue is generated through customized contracts for specific infrastructure projects, such as building base stations, laying fiber-optic cables, and constructing data centers. These contracts are typically milestone-driven, meaning the company is compensated at various stages of project progress—planning, installation, testing, and final delivery.

Ongoing Service Agreements: The company extends its revenue potential by offering comprehensive after-sales services and maintenance contracts. The service agreements cover essential functions like network optimization, equipment maintenance, and emergency response, ensuring continuous customer engagement.

Product Sales: A significant portion of revenue is derived from hardware and intelligent communication device sales through large-scale contracts. Payments are structured with down payments, followed by full settlement upon delivery, ensuring upfront capital and secured revenue after project completion.

Integrated Solutions: The company enhances value by packaging hardware sales with long-term service agreements, creating comprehensive client solutions that drive both immediate sales and sustained service revenue, strengthening customer loyalty.

Future Plans

The company’s strategic vision focuses on leveraging its expertise in telecommunications infrastructure to drive significant growth both domestically and internationally. By capitalizing on emerging opportunities in smart city development, AI-driven technologies, and global telecommunications, the company aims to expand its footprint and enhance its market position.

Domestically, the company will strengthen its presence in key cities within the Greater Bay Area, including Shenzhen, Guangzhou, Zhuhai, and Zhongshan. The focus will align with national initiatives, particularly in the development of 5G networks and expanding fiber-optic infrastructure to meet the increasing demands for high-speed connectivity.

On the international front, the company plans to extend its operations under China’s “Belt and Road” initiative, targeting strategic markets across Asia, Europe, and other regions. This will help position the company as a leading player in the global telecommunications and digital services industry.

The company is also committed to the growing demand for smart city infrastructure. It plans to deploy cutting-edge telecommunications networks and integrate AI-driven solutions to enable the creation of smarter, more connected urban environments.

In addition, the company will expand its project management offerings by enhancing its platform with AI, big data, and cloud computing capabilities to better serve the construction and project management industries. The ongoing investment in research and development will fuel innovation across telecommunications infrastructure, AI technologies, and smart city solutions, ensuring the company remains at the forefront of industry advancements and competitive growth.

In AI education industry, the government will increase its investment in smart technology to encourage, enhance and enable more advanced technologies and artificial intelligence-related technological products to achieve healthy growth for the next generation. Because of that, our Company will expand the sales of artificial intelligent products, in addition to the current cooperation business model, and collaborate with more AI-related technology companies..

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Employees

We have a total of 25 full-time employees across key departments. Our General Manager’s Office has one individual overseeing the company, supported by four employees in the Finance Department and one in the Financing Department. The Administration Department comprises five team members, while one employee manages the Audit Department. Our R&D Department includes five specialists focusing on innovation and technology development. The largest Company, the Project Department, employs eight individuals to manage our wide-ranging projects. This team structure enables us to operate efficiently and meet our strategic goals.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which we are a party or in which any director, officer or affiliate of ours, any owner of record or beneficially of more than 5% of any class of our voting securities, or security holder is a party adverse to us or has a material interest adverse to us

MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the section entitled “Selected Financial Data” and our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties about our business and operations. Our actual results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those we describe under “Risk Factors”.

We make forward-looking statements in this report, in other materials we file with the Securities and Exchange Commission (the “SEC”) or otherwise release to the public, and on our website. In addition, our senior management might make forward-looking statements orally to analysts, investors, the media and others. Statements concerning our future operations, prospects, strategies, financial condition, future economic performance (including growth and earnings) and demand for our products and services, and other statements of our plans, beliefs, or expectations, including the statements contained in this Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” regarding our future plans, strategies and expectations are forward-looking statements. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. We intend such forward-looking statements to be covered by the safe harbor provisions contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You are cautioned not to place undue reliance on these forward-looking statements because these forward-looking statements we make are not guarantees of future performance and are subject to various assumptions, risks, and other factors that could cause actual results to differ materially from those suggested by these forward-looking statements. Thus, our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: economic conditions generally and the automotive modified plastics market specifically, legislative or regulatory changes that affect our business, including changes in regulation, the availability of working capital, the introduction of competing products, and other risk factors described herein. These risks and uncertainties, together with the other risks described from time-to-time in reports and documents that we filed with the SEC should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Indeed, it is likely that some of our assumptions will prove to be incorrect. Our actual results and financial position will vary from those projected or implied in the forward-looking statements and the variances may be material. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Business Overview

Alpha One Inc. (“AOAO” or the “Company”) is a US holding company incorporated in Nevada on May 5, 2006. On March 19, 2020, the Company redomiciled from the State of Nevada to the State of Wyoming. We conduct our business through our PRC subsidiary “Shenzhen Zhongyun Communication Technology Co., Ltd” (“Shenzhen Zhongyun”), which is telecommunications infrastructure services and solutions provider, including hardware procurement, installation and maintenance, software application, software and hardware management and other related services, Shenzhen Zhongyun Communication Technology Co., Ltd” a company incorporated and based in PRC. With the mission to become a leading domestic and world-class comprehensive solution provider for the application of AI intelligent communication systems. With its strategic initiatives, the company’s objective is ensure the annual output to be $276 million.(RMB2 billion).

Results of Operations

	Years Ended March 31,
	2024		2023		Change
Net revenues	$23,549,144	100%	$6,494,640	100%	$17,054,504	263%

Cost of revenues	(20,411,893)	(87)%	(5,191,960)	(80)%	15,219,933	293%
Gross profit	3,137,251	13%	1,302,680	20%	1,834,571	141%

Operating expense	(1,073,829)	(5)%	(602,751)	(9)%	471,078	78%
Other expense	(892)	0%	(8,006)	0%	(7,114)	(89)%
Other income	6,658	0%	23,296	0%	(16,638)	(71)%
Interest income	91	0%	108	(0)%	(17)	(16)%
Interest expense	(323,528)	(1)%	(267,925)	(4)%	55,603	21%
Income taxes	(500,201)	(2)%	(117,884)	(2)%	382,317	324%
Net income	$1,245,550	5%	$329,518	5%	$916,032	278%

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Net Revenues

Net revenues totaled $23,549,144 for the year ended March 31, 2024, an increase of $17,054,504, or 263%, as compared to the revenue for the year ended March 31, 2023. The increase in net revenues was mainly due to an increase in sales of intelligent products from the third parties.

Cost of Revenues

Cost of revenues totaled $20,411,893 for the year ended March 31, 2024, an increase of $15,219,933, or 293%, as compared to for the year ended March 31, 2023. The increase in cost of revenue was due to the increase of revenue.

Gross Profit

Gross profit was $3,137,251 and $1,302,680 for the years ended March 31, 2024 and 2023 respectively. Gross profit increased $1,834,571 for the year ended March 31, 2024 primarily due to the increase in sales of intelligent products.

Operating Expenses

General and administrative expenses totaled $1,073,829 for the year ended March 31, 2024, an increase of $471,078, or 78%, as compared to the year ended March 31, 2023. The increase was primarily due to the increase in directors and staffs’ salary, consulting and professional expense incurred in 2024 in connection with the business operation.

Interest Expenses

 Interest expenses total $323,528 for the year ended March 31, 2024, an increase of $55,603, or 21%, as compared to the year ended March 31, 2023. The increase was primarily due to the increase in the short term and long term loan from bank.

Income Tax

Income tax was $500,201 and $117,884 for the year ended March 31, 2024 and 2023 respectively. Income tax increased $382,317 or 324% for the year ended March 31, 2024 primarily due to the increase in income before taxation.

Net income

Net income totaled $1,245,550 for the year ended March 31, 2024, an increase of $918,032, of 278%, as compared to the net income of $329,518 for the year ended March 31, 2023. The increase was primarily due to the net revenue increase.

Liquidity and Capital Resources

Working Capital

	Years Ended March 31,
	2024	2023	Change
Total current assets	$11,606,956	$6,350,938	$5,256,018
Total current liabilities	9,097,293	5,374,175	3,723,118
Working capital	$2,509,663	$976,763	$1,532,900

As of March 31, 2024, We had total current assets of $11,606,956 consisting of cash on hand of $383,682, accounts receivables of $9,746,035, prepayments and other receivable of $1,167,229, and due from related party of $310,010, compared to total current assets of $6,350,938 as of March 31, 2023. The increase was mainly due to the increase in account receivables, prepayment and other receivables in 2024. We had current liabilities of $9,097,293, mainly consisting of account payables of $1,540,656, accrued expenses and other payables of $4,135,740, current portion of bank and other borrowings of $1,351,345, operating lease liabilities of $11,066, income tax payable of $653,168 and amount due to related parties of $1,376,439 compared to total current liabilities of $5,374,175 as of March 31, 2023.

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Cash Flows

	Years Ended March 31,
	2024	2023	Change
Cash flows used in operating activities	$(694,052)	$(2,128,379)	$(1,434,327)
Cash flows used in investing activities	(30,162)	(151,920)	(121,758)
Cash flows provided by (used in) financing activities	832,159	2,450,094	(1,617,935)
Effect of exchange rate changes on cash and cash equivalents	(54,257)	8,357	(67,237)
Net changes in cash and cash equivalents	$383,682	$329,994	$53,688

Cash Flow from Operating Activities

Cash flow used in operating activities for the year ended March 31, 2024 was $694,052 as compared to the amount of $2,128,379 used in operating activities for the year ended March 31, 2023, reflecting a decrease of $1,434,327. The decrease in net cash used in operating activities was mainly due to the fact that the increase from accrued expenses and other payables impact on cash flows.

Cash Flow from Investing Activities

Cash flow used in investing activities was $30,162 and $151,920 for the years ended March 31, 2024 and 2023, respectively. The decrease in net cash flow used in investing activities was mainly due to the decrease of acquisition of Property and equipment.

Cash Flow from Financing Activities

Cash flow provided by financing activities was $832,159 and $2,450,094 for the years ended March 31, 2024 and 2023, respectively. The decrease in net cash provided by financing activities was mainly due to the decrease in net proceeds of bank borrowings and capital injection.

Results of Operations for the three months ended June 30, 2024

	Three months Ended June 30,
	2024		2023		Change
Net revenues	$318,845	100%	$1,526,140	100%	$(1,207,295)	(79)%

Cost of revenues	(316,433)	(149)%	(646,351)	(109)%	(329,918)	(51)%
Gross profit	2,412	(49)%	879,789	(58)%	(877,377)	(100)%

Operating expense	(255,181)	(80)%	(175,610)	(27)%	79,571	45%
Other income	161	0%	9,499	0%	(9,338)	(98)%
Other expense	(63)	0%	(154)	0%	(91)	(59)%
Interest income	37	0%	45	0%	(8)	(18)%
Interest expense	(38,108)	(12)%	(26,862)	(2)%	(11,246)	(42)%
Income taxes	20,901	7%	(176,726)	(12)%	197,627	112%
Net income (loss)	$(269,841)	(85)%	$509,981	(7)%	$(779,822)	(153)%

Net Revenues

Net revenues totaled $318,845 for the three months ended June 30, 2024, a decrease of $1,207,295, or 79%, as compared to the revenue for the three months ended June 30, 2023. The decrease in net revenues was mainly due to an decrease in sales of intelligent products from the third parties.

Cost of Revenues

Cost of revenues totaled $316,433 for the three months ended June 30, 2024, a drop of $329,918, or 51%, as compared to for the three months ended June 30, 2023. The decrease in cost of revenue was due to decrease of the revenue.

Gross Profit

Gross profit was $2,412 and $879,789 for the three months ended June 30, 2024 and 2023 respectively. Gross profit decreased $877,377 for the three months ended June 30, 2023 primarily due to the decrease of revenues.

Operating Expenses

General and administrative expenses totaled $255,181 for the three months ended June 30, 2024, an increase of $79,571, or 45%, as compared to the three months ended June 30, 2023. The increase was primarily due to the increase in directors and staffs’ salary, software maintenance fee, consulting and professional expense incurred in 2024 in connection with the business operation.

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Net Income (Loss)

Net loss totaled $269,841 for the three months ended June 30, 2024, an increase loss of $779,822, of 153%, as compared to the net income of $509,981 for the three months ended June 30, 2023. The increase was primarily due to the decrease of revenue and the increase of operating expenses.

Liquidity and Capital Resources

Going concern.

For the three months ended June 30, the Company incurred a net loss of $269,841 and used cash in operating activities of $164,689. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued.No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stockholders, in the case of equity financing.

Working Capital

	June 30,
	2024	2023	Change
Total current assets	$11,103,924	$6,980,813	$4,123,111
Total current liabilities	8,868,660	5,611,311	3,257,349
Working capital	$2,235,264	$1,369,502	$865,762

As of June 30, 2024, We had total current assets of $11,103,924 consisting of cash on hand of $3,385, accounts receivables of $9,764,818, prepayments and other receivables of $1,203,623 and due from related parties of $132,098, compared to total current assets of $6,980,813 as of June 30, 2023. The increase was mainly due to the increase in account receivables and prepayment and other receivables in 2024. We had current liabilities of $8,868,264 consisting of operating lease liabilities of $6,322, accounts payable of $1,283,292, accrued expenses and other payables of $4,573,387, current portion of bank borrowings of $1,215,121 and amount due to related parties of $1,131,957 compared to total current liabilities of $5,611,311 as of June 30, 2023.

The Company’s net loss was $269,841 and net income was $509,981 for the three months ended June 30, 2024 and 2023, respectively.

Cash Flows

	Three months Ended June 30,
	2024	2023	Change
Cash flows (used in) operating activities	$(164,689)	$(79,304)	$(85,385)
Cash flows provided by (used in) investing activities	-	(28,412)	(28,412)
Cash flows provided by (used in) financing activities	(200,170)	(102,438)	(97,732)
Effect of exchange rate changes on cash and cash equivalents	(15,438)	(77,476)	(62,038)
Net changes in cash and cash equivalents	$(380,297)	$(287,630)	$(92,667)

Cash Flow from Operating Activities

Cash flow used in operating activities for the three months ended June 30, 2024 was $164,689 as compared to the amount of $79,304 used in operating activities for the three months ended June 30, 2023, reflecting an increment of $85,385. The increase in net cash used in operating activities was mainly due to the fact that the decrease from the accrued expenses and other payables impact on cash flows.

Cash Flow from Investing Activities

Cash flow used in investing activities was nil and $28,412 for the three months ended June 30, 2024 and 2023, respectively. The decrease in net cash flow used in investing activities was mainly due to the decrease of acquisition of property and equipment.

Cash Flow from Financing Activities

Cash flow used in financing activities was $200,170 and $102,438 for the three months ended June 30, 2024and 2023, respectively. The increase in net cash used in financing activities was mainly due to the increase in repayment of related parties.

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INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Telecom Infrastructure Engineering in China

China’s telecommunications infrastructure sector is one of the most dynamic and rapidly expanding industries in the world, fueled primarily by the accelerated deployment of 5G networks, broadband expansion, and increasing investments in digital infrastructure. As China pushes towards digital transformation, telecom infrastructure engineering plays a critical role in the construction and maintenance of the systems that support high-speed internet, mobile communications, and data services across the country.

The telecommunications infrastructure market in China was valued at approximately USD 31.62 billion in 2024 (https://www.linkedin.com/pulse/china-telecom-network-infrastructure-market-evaluation-ioxnf/), reflecting its vast scale and robust growth trajectory. This figure is expected to grow significantly, to a projected growth to around USD $80 Billion by 2031, indicating a strong compound annual growth rate (CAGR) of 14.49% over this period, driven by China’s ambitious plans to expand its 5G network and fiber-optic infrastructure.

The telecommunications infrastructure market in the world has experienced substantial growth in recent years. It is projected to increase from $94.1 billion in 2023 to $100.52 billion in 2024, achieving a CAGR of 6.8%. In 2028, it is expected to continue its strong growth trajectory, reaching USD $130.72 billion with the same CAGR. The anticipated growth during this forecast period is driven by the deployment and expansion of 5G networks, the rise of edge computing, increased Internet of Things connectivity, growing concerns over network security, further cloud and data center expansion, advancements in artificial intelligence, and ongoing network optimization efforts.

The deployment of 5G networks has been particularly transformative, with China leading globally in both the number of 5G connections and base stations. By 2025, China is projected to have more than 3 million 5G base stations, reflecting its commitment to creating a globally competitive digital ecosystem. This expansion, which also includes a strong focus on fiber-optic networks, is essential to support the country’s digital infrastructure and the growing demand for high-speed connectivity across all sectors.

Key Growth Drivers

●	5G Deployment

The telecom infrastructure market in China is experiencing robust growth, primarily driven by the rapid deployment of 5G technology. The Chinese government has prioritized this rollout as part of its national strategy to enhance digital infrastructure, leading to significant investments in building millions of 5G base stations. The substantial investments made by major telecom operators such as China Mobile, China Telecom, and China Unicom have been pivotal in this transformation, facilitating the rapid adoption of 5G services and creating a competitive landscape that encourages further infrastructure development.

●	Broadband and Fiber-Optic Network Expansion

In addition to 5G, China continues to expand its fiber-optic broadband networks to provide high-speed internet access to more remote and rural areas. This push aligns with the government’s digital inclusion initiatives, which are key to improving regional economic opportunities and enhancing public services such as education, healthcare, and governance. The fiber-optic network requires extensive engineering expertise for laying cables, building data centers, and ensuring seamless connectivity across vast distances.

●	Data Centers

With the rise of cloud computing and increasing internet usage, there is growing demand for data centers across China. The surge in mobile data traffic due to the proliferation of smartphones and connected devices is another significant market driver. As of early 2021, there were approximately 1.61 billion mobile connections in China, indicating a penetration rate exceeding the country’s population. This massive increase in mobile connectivity has led to a corresponding rise in data consumption, with mobile data traffic reportedly increasing by 40% during the COVID-19 pandemic. The emphasis on improving network capacity and reliability is essential for meeting consumer expectations and supporting the growing number of Internet of Things.

Telecom infrastructure engineering is critical to designing, constructing, and maintaining these data centers, which house servers that support everything from consumer internet applications to large-scale enterprise systems. As companies such as Huawei, Alibaba, and Tencent continue to expand their cloud services, the demand for infrastructure engineering related to cooling, power, network security, and server management increases.

●	Digital Transformation and Smart Cities

The push toward digital China, including the development of smart cities, serves as another critical factor propelling the telecom infrastructure market within China. The Chinese government aims to integrate advanced technologies like cloud computing, artificial intelligence, and big data into everyday business operations and public services. This digital transformation necessitates robust telecom infrastructure to support new digital services and applications. The smart cities require robust telecom networks that can support the Internet of Things, autonomous transportation systems, and smart energy grids, which presents a growing need for engineering services that specialize in the integration of telecommunications technologies with urban infrastructure.

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Recently Issued Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), as amended, which generally requires lessees to recognize operating and financing lease liabilities and corresponding right-of-use assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements. The Company adopted the new standard effective January 1, 2019 and elected the package of practical expedients permitted under the transition guidance, which allows to carryforward our historical lease classification, and initial direct costs for any leases that exist prior to adoption of the new standard. The Company will also keep leases with an initial term of 12 months or less off the balance sheet and recognize the associated lease payments in the consolidated statements of income on a straight-line basis over the lease term. The Company estimates approximately $247,369 would be recognized as total right-of-use assets and total lease liabilities on its consolidated balance sheet as of June 1, 2019. Other than additional disclosure, the Company does not expect the new standard to have a material impact on its consolidated financial statements.

Off Balance Sheet Commitments and Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

MARKET PRICE FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTC Pink Sheets under the symbol “AOAO.”

The table below sets forth the high and low closing prices of the Company’s Common Stock during the periods indicated. The quotations reflect inter-dealer prices without retail mark-up, markdown or commission and may not reflect actual transactions.

	2024 Price Range		2023 Price Range
	High	Low	High	Low

First Quarter	$2.38	$2.00	$2.00	$1.00
Second Quarter	$2.38	$2.38	$1.74	$0.14
Third Quarter	$2.38	$2.38	$2.00	$1.48
Fourth Quarter	$-	$-	$2.35	$2.00

(1)	There was no trading during this time.

The closing sales price of the Company’s common stock as reported on October , 2024, was $2.38 per share.

Shareholders

As of September 30, 2024, there were approximately 358 shareholders of record of our common stock.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Sale of Restricted Shares

All, but 76,745,587 of the shares of our common stock outstanding are “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us, or will be issued and sold by us, in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemption provided by Rule 144.

Equity Compensation Plan Information

Currently, there is no equity compensation plans in place.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

Officer Biographies

NAME	AGE	DATES OF APPOINTMENT	POSITION
Shuhua Liu	43	March 30, 2023	Chief Executive Officer and Director

23D, Building 4, Yujing Oriental Garden, 168 Baishi Road, Nanshan District, Shenzhen, Guangdong Province, China

NAME	AGE	DATES OF APPOINTMENT	POSITION
Hongyan Li	49	October 27, 2024	Chief Financial Officer

No. 203, F2.62A, 2F, Tianzhan Building, No. 4 Tanran 5th Road, Tian’an Community, Shatou Street, Futian District, Shenzhen, Guangdong Province, China.

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The term of office for each director is one (1) year.

Shuhua Liu - Chief Executive Officer

Ms. Liu has served as the Executive Officer of Alpha One Inc. since 2023. Ms. Liu brings over 20 years of experience in financial management, business investment, and leadership. Ms. Liu received her doctor degree of EU Business School in April 2024, In June 2008, she received an Executive Master of Business Administration Program in Auckland Institute of Studies. In 2014, Ms. Liu found Alpha One  Holdings Limited and Alpha Culture Education Consulting (Shenzhen) Co., Ltd, Ms. Liu continues to serve as the President and Director and has been responsible for encouraging business investments, while also providing leadership and strategic direction for the companies.

Due to Ms. Shuhua Liu’s over 20 years of experience in top management of various businesses, in March of 2023, the Board of Directors elected to appoint her to the positions of President, Secretary, Treasurer and Chairman of Board of Directors of the Company.

Hongyan Li - Chief Financial Officer

Ms. Li brings over 26 years of finance and accounting expertise, specializing in corporate finance, credit risk, and financial structuring. She holds an International Finance degree from Xinjiang University of Finance and Economics and an MBA from Shenzhen University. Ms. Li’s career includes senior roles at the Agricultural Bank of China and Xinjiang Construction Group, where she managed financial restructuring and regulatory compliance for Hong Kong market entry. Most recently, she served as Deputy General Manager at Shenzhen Li Jia Jia Cheng Group, overseeing financing for large-scale infrastructure projects. As CFO, she provides strategic financial leadership, focusing on growth and capital efficiency.

Corporate Governance

Director Independence

None of our directors qualified as an “independent director” under the rules of NASDAQ, Marketplace Rule 4200(a).

Nominating Committee

We do not presently have a nominating committee. Our Board of Directors currently acts as our nominating committee.

Audit Committee

We do not presently have an audit committee. Our Board of Directors currently acts as our nominating committee.

Involvement in certain legal proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	Bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Pre-Transaction - Alpha One Inc.

The following table sets forth the compensation earned during the past two fiscal years by the person who served as our principal executive officer for the year ended of March 31, 2024 and March 31,2023.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non- Equity Incentive Plan Compen- Sation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation	Total
Shuhua Liu, CEO	2024	-	-	-	-	-	-	-	-
	2023	-	-	-		-	-	-	-
Hongyan Li, CFO	2024	16,572	-	-	-	-	-	-	16,572
	2023	1,428	-	-	-	-	-	-	1,428

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Narrative Disclosure to Summary Compensation Table

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers as of March 31, 2024.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

The directors of the Company receive no extra compensation for their services on our Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the date of this Report by: (i) each of our directors; (ii) each of our executive officers; (iii) all of our current executive officers and directors as a Company, Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

Based on 76,809,533 shares of common stock issued and outstanding as of the date of this Registration Statement. The number and percentage of shares beneficially owned is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown that are beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

Number of Shares Total Beneficially Held

Name and Address of Beneficial Owner
Directors and Officers	Beneficially Held	Percent
Shuhua Liu (Chief Executive Officer, Chief Financial Officer, and Director)	24,129,742	31.415%

All director and officer	24,129,742	31.415%

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND CORPORATE GOVERNANCE

On May 1, 2021 the Company amended its article of incorporation to change its authorized capital as following: 50,000,000 shares of preferred stock, par value $0.001 per share; 450,000,000 shares of common stock, par value $0.001 per share. 500,000 shares of Preferred Stock are designated Series A Preferred Stock. On June 17, 2021, the Company issued 245,000 shares of preferred stock to Zhuo Wang, 198,900 shares of preferred stock to Shuhua Liu, and 56,100 shares of preferred stock to Goldcrown International (HK) Limited, controlled by Wei Chen, as compensation for services provided.

On September 10, 2021, the Company effectuated a 100-for-1 reverse stock split, which resulted in a new total of 1,359,447 shares of common stock.

On February 8, 2022, the Company convert 500,000 of its Series A Preferred Stock into common stock with a ratio of 100 for 1.

On March 23, 2023, the Company entered into a share purchase agreement for acquiring 100% equity interests of Zhongyun (BVI) Limited (“Zhongyun BVI”), a BVI incorporated company that conduct its business via its subsidiary Shenzhen Zhongyun Communication Technology Co., Ltd. focusing on electronic products trading and telecommunication engineering services, via issuing 25,450,086 common shares of the Company.As a result of this acquisition, Alpha One Inc. ceased to be a shell company and began operating as an entity intelligent products trading and telecommunication engineering services in the People’s Republic of China.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

Director Independence

Our board of directors is currently composed of three single members. We do not believe that our directors are independent in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the sale of common stock being registered. All amounts are estimates except for the SEC filing fee.

SEC filing fee	$3,089
Legal fees and expenses	$25,000
Accounting fees and expenses	$210,000
Total	$238,089

SELLING SHAREHOLDERS

Name of Selling Shareholders*	Beneficial Ownership Before the Offering	Shares of Common Stock Included in Prospectus	Beneficial of Ownership After the Offering	Percentage Ownership After the Offering
Sun Horn Limited(1)	19,890,000	2,493,514	17,396,486	19.39%

Lin Jianhui(2)	2,558,200	2,558,200	-	0%

Yu Xiaocai	2,227,337	2,227,337	-	0%

Zhang Jinlin	406,706	406,706	-	0%

Cao Yong	874,081	874,081	-	0%

Lin Jiayao	1,440,162	1,440,162	-	0%

(1)	The 19,890,000 shares of common stock that were issued to Sun Horn Limited sold from Zhuo Wang.

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(2)	The 2,558,200 shares of common stock that were issued to Lin Jianhui sold from Zhongyun Global International Group Limited.

(3)	The 2,227,337 shares of common stock that were issued to Yu Xiaocai sold from Zhongyun Global International Group Limited.

(4)	The 406,706 shares of common stock that were issued to Zhang Jinlin sold from Zhongyun Global International Group Limited.

(5)	The 874,081 shares of common stock that were issued to Cao Yong sold from Zhongyun Global International Group Limited.

(6)	The 1,440,162 shares of common stock that were issued to Lin Jiayao sold from Zhongyun Global International Group Limited.

We may require the selling shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

Effect of Sales on Our Shareholders

All shares of common stock that are covered by this prospectus are expected to be freely tradable. The sale by the selling shareholders of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile.

PLAN OF DISTRIBUTION

The Selling Shareholders and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares of our common stock covered by this prospectus on the over-the-counter market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Shareholder may sell all or a portion of their respective shares of common stock covered by this prospectus from time to time at the fixed price of $1.00. A Selling Shareholder may use any one or more of the following methods when selling securities:

●	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in the transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange; privately transactions;
●	short sales;
●	through the listing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;
●	broker-dealers may agree with the selling shareholders to sell a specified number of such Shares at a stipulated price;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

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Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholders and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In connection with the sale of our common stock, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver shares to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell such shares.

Neither we nor the selling shareholders can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between the selling shareholders, any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling shareholder, and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. Any commissions, discounts or other fees payable to brokers-dealers in connection with any sale of the shares of common stock will be borne by the selling shareholders, the purchasers participating in such transaction, or both.

We have agreed to indemnify those selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus up to an amount not to exceed the net proceeds of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We and the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5.

This offering will terminate on the date that all shares offered by this prospectus have been sold by the selling shareholders.

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

34

Penny Stock Rules

Our shares of common stock are subject to the “penny stock” rules of the Exchange Act. In general terms, “penny stock” is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, authorized for quotation from the NASDAQ stock market, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer’s net tangible assets or revenues. In the last case, the issuer’s net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer’s average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of stockholders to sell their shares.

DESCRIPTION OF SECURITIES

The following description of our capital stock is only a summary and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, each as amended and restated, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

We are authorized to issue 450,000,000 shares of Common Stock, par value $0.001. As of the date of this Report, there were 76,809,533 shares of Common Stock issued and outstanding.   We are authorized to issue 500,000 shares of Preferred Stock, par value $0.001, As of the date of this Report, there were 500,000 shares of Preferred Stock issued and nil shares outstanding.

Voting Rights

Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, all rights to vote and all voting power shall be vested in the holders of common stock. Each share of common stock shall entitle the holder thereof to one vote. Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, cumulative voting by any shareholder is expressly denied.

Rights upon Liquidation, Dissolution or Winding-Up of the Company

Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the common stock.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors. Holders of Common Stock are also entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs.

Transfer Agent

The transfer agent for our capital stock is Vstock Transfer LLC, with an address of 18 Lafayette Place, Woodmere, NY 11598 and telephone number is 212-828-8436.

35

2023 Wyoming Statutes
Title 17 - Corporations, Partnerships and Associations
Chapter 18 - Wyoming Management Stability Act
Article 1 - General Provisions
Section 17-18-105 - Option; Shareholder Takeover Protection Provisions.

17-18-105. Option; shareholder takeover protection provisions.

(a) Any qualified corporation is subject to the shareholder takeover protection provisions listed in W.S. 17-18-105 through 17-18-111 unless the corporation elects not to be subject to the restrictions. A corporation which is not a qualified corporation may elect not to be subject to the shareholder takeover provisions in the event it becomes a qualified corporation. The election shall be made either:

(i) Through a specific provision in the articles of incorporation;

(ii) Through a statement in the bylaws that the corporation elects not to be subject to the restrictions in W.S. 17-18-105 through 17-18-111. This election shall be effective immediately upon adoption of the bylaws, unless the articles of incorporation provide otherwise; or

(iii) By filing a statement making the election with the secretary of state. This election shall be authorized by the corporation’s board of directors and shall be effective from the date of filing with the secretary of state.

(b) If a takeover offer is outstanding and in progress at the time the election becomes effective, all further acquisition of stock by the offeror shall cease until the offer is in compliance with the stockholder takeover protection provision of W.S. 17-18-105 through 17-18-111. The offeror may take any steps necessary to comply with these provisions before the election becomes effective.

(c) The election not to be subject to the shareholder takeover provisions of W.S. 17-18-105 through 17-18-111 may be revoked by the same method employed under subsection (a) of this section for making the election.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its affiliates as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

ADDITIONAL INFORMATION

We have filed with the SEC this registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, you should refer to this registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including this registration statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing or telephoning us at: Blue Star Foods Corp., 3000 NW 109th Avenue, Miami, Florida 33172 or (305) 836-68 AOAO. In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

LEGAL MATTERS

Rockville Law Company LLC will opine on the validity of the shares being offered hereby.

EXPERTS

The consolidated financial statements included in this prospectus and in the registration statement for the fiscal year ended March 31, 2024 and 2023 have been audited by Bush & Associates, CPA LLC, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

36

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Alpha One, Inc.

OPINION ON THE FINANCIAL STATEMENTS

We have audited the accompanying consolidated balance sheet of Alpha One, Inc. (the “Company”) as of March 31, 2024 and 2023, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Alpha One, Inc as of March 31, 2024 and 2023 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

SUBSTANTIAL DOUBT ABOUT THE COMPANY’S ABILITY TO CONTINUE AS A GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BASIS FOR OPINION

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

CRITICAL AUDIT MATTERS

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical audit matters.

/s/ Bush & Associates CPA LLC

We have served as the Company’s auditor since 2024.

Henderson, Nevada

October 31, 2024

PCAOB ID Number 6797

F-2

Alpha One Inc. and Subsidiaries

Consolidated Balance Sheets

As of March 31, 2024 and 2023

	As of March 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$383,682	$329,994
Accounts receivable,net	9,746,035	5,715,660
Prepayments and other current assets, net	1,149,225	159,673
Due from related party	310,010	145,611
Total current assets	11,588,952	6,350,938

Non-current assets
Property and equipment, net	136,263	139,512
Operating lease right-of-use assets	8,542	24,375
Deferred tax assets	49,907	6,606
Intangible assets, net	289,151	342,401
Total Assets	$12,072,815	$6,863,832

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,513,854	$1,590,179
Accrued expenses and other payable	4,153,740	1,214,610
Bank and other borrowings	1,351,345	534,531
Contract liabilities	8,112	339,796
Income tax payable	653,168	115,696
Deferred tax Liability	2,767	7,550
Operating lease liabilities, current	11,066	18,567
Due to related parties	1,376,439	1,543,043
Total current liabilities	9,070,491	5,363,972

Non-current liabilities
Operating lease liabilities, non-current	-	11,634
Bank and other borrowings, non-current	138,498	109,070
Total Liabilities	9,208,989	5,484,676

Stockholders’ Equity
Preferred stock (500,000 preferred stock authorized, 500,000 preferred stock issued and nil oustanding as of March 31, 2024 and 2023)	-	-
Common stock ( 450,000,000 common stock authorized, 76,809,533 common stock issued and outstanding as of March 31, 2024 and 2023)	76,809	76,809
Additional paid-in capital	1,520,893	1,203,973
Statutory reserves	163,711	34,602
Retained earning	1,204,232	87,791
Accumulated other comprehensive loss	(101,819)	(24,019)
Total Stockholders’ Equity	2,863,826	1,379,156

Total Liabilities and Stockholders’ Equity	$12,072,815	$6,863,832

See accompanying notes to the consolidated financial statements

F-3

Alpha One Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income (Loss)

For the Years ended March 31, 2024 and 2023

	For the years ended March 31,
	2024	2023

Net revenues	$23,549,144	$6,494,640
Cost of revenues (including $575 and $609,132 from related parties for the years ended March 31, 2024 and 2023, respectively)	(20,411,893)	(5,191,960)
Gross profit	3,137,251	1,302,680

Operating expenses:
General and administrative expenses	695,672	351,447
Finance cost	5,039	80,129
Research and development expenses	182,574	169,123
Other operating expenses	190,544	2,052
	1,073,829	602,751

Operating income	2,063,422	699,929

Other income (expense):
Other expense	(892)	(8,006)
Other income	6,658	23,296
Interest income	91	108
Interest expense	(323,528)	(267,925)
Other (expense), net	(317,671)	(252,527)

Income before income tax	1,745,751	447,402

Income tax expense	(500,201)	(117,884)

Net income	$1,245,550	$329,518

Other comprehensive income (loss):
Foreign currency translation (loss)	(77,349)	(23,356)
Total comprehensive income (loss)	$1,322,899	$343,603

Earnings per share
Basic and diluted earnings per share	$0.02	$0.01
Basic and diluted weighted average shares outstanding	76,809,533	76,809,533

See accompanying notes to the consolidated financial statements

F-4

Alpha One Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

For the Years ended March 31, 2024 and 2023

	No. of	Common	Additional Paid-in	Statutory	Retained earning (accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Stock	Capital	Reserves	Deficits)	Income (Loss)	Equity
Balance as of March 31, 2022	76,809,533	$76,809	$246,548	$-	$(207,125)	$(641)	$115,591
Foreign currency translation adjustment	-	-	-	-		(23,378)	(23,378)
Additional paid in capital	-	-	957,425	-		-	957,425
Net income	-	-	-	34,602	294,916	-	329,518
Balance as of March 31, 2023	76,809,533	$76,809	$1,203,973	$34,602	$87,791	$(24,019)	$1,379,156
Foreign currency translation adjustment	-	-	-	-		(77,800)	(77,800)
Additional paid in capital	-	-	316,920	-	-	-	316,920
Net loss	-	-	-	129,109	1,116,441	-	1,245,550

Balance as of March 31, 2024	76,809,533	$76,809	$1,520,893	$163,711	$1,204,232	$(101,819)	$2,863,826

See accompanying notes to the consolidated financial statements

F-5

Alpha One Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Years ended March 31, 2024 and 2023

	For the years ended March 31,
	2024	2023
Cash flows from operating activities
Net income	$1,245,550	$329,518
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	63,118	50,808
Noncash lease expense	15,833	18,709
Allowance for doubtful accounts	189,140	2,047
Deferred tax	(43,301)	4,165
Changes in operating assets and liabilities
Accounts receivable	(4,217,024)	(5,710,723)
Prepayments and other receivables	(992,043)	(56,973)
Accounts payable	(76,325)	1,590,179
Contract liabilities	(331,684)	339,796
Accrued expenses and other payables	2,934,347	1,201,844
Income tax payable	537,472	115,696
Operating lease obligations	(19,135)	(13,445)
Cash (used in) operating activities	(694,052)	(2,128,379)

Cash flows from investing activities
Purchase of property and equipment	(30,162)	(151,920)
Net cash (used in) investing activities	(30,162)	(151,920)

Cash flows from financing activities
Borrowings from bank loans	846,242	643,601
Borrow from related parties	-	849,068
Repayments to related parties	(331,003)	-
Capital injection	316,920	957,425
Net cash provided by (used in) financing activities	832,159	2,450,094

Effect of exchange rate changes on cash and cash equivalents	(54,257)	8,357
Net changes in cash and cash equivalents	53,688	178,152
Cash and cash equivalents–beginning of the year	329,994	151,842

Cash and cash equivalents–end of the year	$383,682	$329,994

Supplementary cash flow information:
Interest paid	$323,528	$267,925
Income taxes paid	$717	$1,101

Non-cash investing and financing activities
Expenses paid by related parties on behalf of the Company	$354,550	$-
Operating lease right-of-use assets obtained in exchange for operating lease obligations	$(11,066)	$(30,201)

See accompanying notes to the consolidated financial statements

F-6

Alpha One Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THE YEARS ENDED MARCH 31, 2024 AND 2023

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Alpha One Inc. (“we”, “us”, the “Company” or “AOAO”) was originally incorporated in State of Nevada on May 5, 2006 under the name Microscints, Inc. On October 26, 2009 the Company’s name was changed from Microscints, Inc. to World Mobile Holdings, Inc. On March 19, 2020, the Company redomiciled from the State of Nevada to the State of Wyoming. On September 10, 2021, the Company’s name was changed from World Mobile Holdings, Inc. to Alpha One Inc, The Company had been engaged in the various business since its incorporation. The Company was not successful and discontinued the majority of its operation by December 31, 2016. Beginning from January 2017, the Company plans on providing business services and financing to emerging growth entities.

On October 8, 2019, Haining Zhang, filed a petition with the District Court, Clark County, Nevada, and the Court ordered that Mr. Zhang was appointed as receiver for the Company. Consequently, Mr. Zhang is granted the authority to conduct business of the Company pursuant to N.R.S. 78.630. Haining Zhang was appointed the sole officer and director at that time.

On October 15, 2019, the Company issued 100,000,000 shares of common stock, with a par value of $0.001, to Mr. Zhang, our CEO, for $100,000, $99,950 of which was subsequently expensed in its operation by December 31, 2019, and the balance was expensed in its operation in 2020.

On February 8, 2021, the previously issued 100,000,000 shares of common stock were canceled in connection with changes in the Company’s strategic direction.

On March 30, 2021, 100,000,000 shares of common stock, under the control of Haining Zhang, were transferred to Zhuo Wang. As a result, Haining Zhang resigned as the sole officer and director, and Shuhua Liu was appointed as the sole director and CEO of the Company.

On May 1, 2021 the Company amended its article of incorporation to change its authorized capital as following: 50,000,000 shares of preferred stock, par value $0.001 per share; 450,000,000 shares of common stock, par value $0.001 per share. 500,000 shares of Preferred Stock are designated Series A Preferred Stock. On June 17, 2021, the Company issued 245,000 shares of preferred stock to Zhuo Wang, 198,900 shares of preferred stock to Shuhua Liu, and 56,100 shares of preferred stock to Goldcrown International (HK) Limited, controlled by Wei Chen, as compensation for services provided.

On September 10, 2021, the Company effectuated a 100-for-1 reverse stock split, which resulted in a new total of 1,359,447 shares of common stock.

On February 8, 2022, the Company convert 500,000 of its Series A Preferred Stock into common stock with a ratio of 100 for 1.

On March 23, 2023, the Company entered into a share purchase agreement for acquiring 100% equity interests of Zhongyun (BVI) Limited (“Zhongyun BVI”), a BVI incorporated company that conduct its business via its subsidiary Shenzhen Zhongyun Communication Technology Co., Ltd. focusing on electronic products trading and telecommunication engineering services, via issuing 25,450,086 common shares of the Company.As a result of this acquisition, Alpha One Inc. ceased to be a shell company and began operating as an entity intelligent products trading and telecommunication engineering services in the People’s Republic of China.

F-7

Zhongyun (BVI) Limited (“Zhongyun BVI”) was incorporated in the British Virgin Islands on December 6, 2022 with limited liability.

Zhongyun Investment Hong Kong Limited (“Zhongyun HK”) which is 100% owned by Zhongyun BVI, was incorported in the HongKong on December 23, 2022, Zhongyun HK is an investment holding company with no operations. On March 2, 2023, Zhongyun HK acquired Shenzhen Zhongyun Communication Technology Co., Ltd.

Shenzhen Zhongyun Communication Technology Co., Ltd, a Chinese company, a wholly foreign owned enterprise (WFOE), also referred to herein as “Shenzhen Zhongyun”, which was incorporated on August 25, 2020 by the controlling shareholder, Shuhua Liu. Shenzhen Zhongyun is principally engaged in the electronic products trading and telecommunication engineering servicess in the People’s Republic of China (“PRC”).

Shenzhen Zhongyun is the company through which we operate, and which shares our business plan with the goal of developing and providing modern electronic products trading and telecommunication engineering services to our future clients.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These consolidated financial statements, accompanying notes, and related disclosures have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). These financial statements have been prepared using the accrual basis of accounting in accordance with the generally accepted accounting principles in the United States (“U.S. GAAP”). The Company’s fiscal year end is March 31. The Company’s financial statements are presented in U.S. dollars.

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated. The results of subsidiaries acquired during the respective periods are included in the consolidated statements of operations from the effective date of acquisition or up to the effective date of disposal, as appropriate. The portion of the income or loss applicable to noncontrolling interests in subsidiaries is reflected in the consolidated statements of operations.

As of March 31, 2024, details of the Company’s major subsidiaries were as follows:

Entity Name	Date of Incorporation	Parent Entity	Nature of Operation	Place of Incorporation
Zhongyun (BVI) Ltd	December 6, 2022	AOAO	Investment holding	British Virgin Islands

Zhongyun Investment Hong Kong Ltd	December 23, 2022	Zhongyun BVI	Investment holding	Hong Kong

Shenzhen zhongyun communication technology Co. Ltd	August 25, 2020	Zhongyun HK	Communiciation engineer project service and intelligent products’ trading	Shenzhen, China

F-8

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant accounting estimates include certain assumptions related to going concern, allowance of doubtful accounts, allowance of deferred tax asset and uncertain tax position, implicit interest rate of operating leases, useful lives and impairment of long-lived assets, and impairment of goodwill. Actual results may differ from these estimates.

Reclassification

Certain prior year amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on net earnings and financial position.

Foreign currency translation and re-measurement

The Company’s reporting currency is the Renminbi (“RMB”). The functional currency of the Company and its subsidiary which is incorporated in Hong Kong is United States dollars (“US$”). The functional currencies of the other subsidiaries are their respective local currencies. The determination of the respective functional currency is based on the criteria set out by ASC 830, Foreign Currency Mattters, (“ASC 830”).

Transactions denominated in currencies other than in the functional currency are translated into the functional currency using the exchange rates prevailing at the transaction dates.Monetary assets and liabilities denominated in foreign currencies are translated into functional currency using the applicable exchange rates at the balance sheet date. Non-monetary items that are measured in term of historical cost in foreign currency are re-measured using the exchange rates at the dates of the initial transactions. Exchange gains or losses arising from foreign currency transactions are included in the consolidated statements of comprehensive income (loss).

The financial statements of the Company’s entities of which the functional currency is not RMB are translated from their respective functional currency into RMB. Assets and liabilities denominated in foreign currencies are translated into RMB at the exchange rates at the balance sheet date. Equity accounts other than earning generated in current period are translated into RMB at the appropriate historical rates. Income and expense items are translated into RMB using the periodic average exchange rates. The resulting foreign currency translation adjustments are recorded in other comprehensive income in the consolidated statements of comprehensive income (loss), and the accumulated foreign currency translation adjustments are presented as a component of accumulated other comprehensive income in the consolidated statements of shareholders’ equity if any.

Translation of amounts from the local currencies of the Company into US$ has been made at the following exchange rates for the respective periods:

	As of and for the year ended March 31,
	2024	2023
Period-end RMB:US$1 exchange rate	0.138498	0.145611
Period-average RMB:US$1 exchange rate	0.139526	0.145951

F-9

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, demand deposits placed with banks or other financial institutions and have original maturities of less than three months. The Company’s primary bank deposits are located in the PRC.

Accounts receivable and allowance for credit losses

Accounts receivable represents the amounts that the Company has an unconditional right to consideration and is recorded net of allowance for credit losses. The Company estimated allowance for credit losses to reserve for potentially uncollectible receivable amounts periodically, considering factors in assessing the collectability of its accounts receivable, such as historical distribution of the age of the amount due, payment history, creditworthiness, forward-looking factor, historical collections data of.the customers, to assess the credit risk characteristics. If there is strong evidence indicating that the accounts receivable is likely to be unrecoverable, the Company also makes specific allowance in the period in which a loss is determined to be probable. Accounts receivable are considered impaired and written-off when it is probable that all contractual payments due will not be collected after all collection efforts have been exhausted.

Property and equipment, net

Property and equipment is carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the property and equipment are as follows:

Categories	Estimated useful life
Office equipment	3-5 years
Office furture	5 years
Leasehold improvement	10 years
Telcommunication equipment	3 years

The cost of maintenance and repairs is charged to expenses as incurred, whereas significant renewals and betterments are capitalized.

Intangible assets, net

Indefinite-lived intangible assets are tested for impairment at least annually and are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Indefinite-lived intangible assets are impaired if their estimated fair values are less than their carrying values.

Finite-lived intangible assets are carried at cost less accumulated amortization and impairment if any. The finite-lived intangible assets are amortized over their estimated useful lives, which are the period over which the assets are expected to contribute directly or indirectly to the future cash flows of the Company. These intangible assets are tested for impairment at the time of a triggering event, if one were to occur. Finite-lived intangible assets may be impaired when the estimated undiscounted future cash flows generated from the assets are less than their carrying amounts.

The Company may rely on a qualitative assessment when performing impairment test for its intangible asset. Otherwise, the impairment evaluation is performed at the lowest level of identifiable cash flows independent of other assets.

The Company’s intangible assets mainly represented project management system purchased by the Company. The project management system is classified as finite-lived intangible assets and amortized over its useful life of 10 years.

Operating leases

The Company adopted Accounting Standards Update (“ASU”) 2016-02, Lease (FASB ASC Topic 842) to account its lease on March 1, 2022.

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Company assess whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset.

The Company classifies a lease as a financing lease at lease commencement when the lease meets any one of the criteria:

a.	The lease transfers ownership of the underlying asset to the lessee by the end of the lease term.
b.	The lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise.
c.	The lease term is for a major part of the remaining economic life of the underlying asset.
d.	The present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments equals or exceeds substantially all of the fair value of the underlying asset.
e.	The underlying asset is of such a specialized nature that it is expected to have no alternative use to the Company at the end of the lease term.

When none of the criteria are met, the Company classifies a lease as an operating lease.

F-10

The right-of-use assets and related lease liabilities are recognized at the lease commencement date. The Company recognizes operating lease expenses on a straight-line basis over the lease term.

Leases with an initial term of 12 months or less are short-term lease and not recognized as right-of-use assets and operating lease liabilities on the consolidated balance sheet. The Company recognizes lease expense for short-term leases on a straight-line basis over the lease term.

The right-of-use of asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and less any lease incentive received.

Operating lease liabilities are recognized based on the present value of the lease payments not yet paid, discounted using the average borrowing rate of the Company’s outstanding loans.

Lease term includes rent holidays and options to extend or terminate the lease when the Company is reasonably certain that the Company will exercise that option. The lease assets for operating leases consist of the amount of the measurement of the lease liabilities and any prepaid lease payments. Operating lease expense is recognized on a straight-line basis over the lease term by adding interest expense determined using the effective interest method to the amortization of the right-of-use assets. Interest expense is determined using the effective interest method. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The Company reviews the impairment of its right-of-use assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset Company and include the associated operating lease payments in the undiscounted future pre-tax cash flows..

Revenue recognition

The Company follows the guidance of ASC 606, revenue from contracts with customers is recognized using the following five steps:

1.	Identify the contract(s) with a customer;
2.	Identify the performance obligations in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations in the contract; and
5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

Under Topic 606, revenues are recognized when the promised products have been confirmed of delivery or services have been transferred to the consumers in amounts that reflect the consideration the customer expects to be entitled to in exchange for those services. The Company presents value added taxes (“VAT”) as reductions of revenues. The Company recognizes revenues net of value added taxes (“VAT”) and relevant charges.

Telecommunication Construction Services

The Company recognizes revenue from provision of Telecommunication Construction Services over time because the Company’s construction activities create or enhance assets controlled by the customers. The Company adopts the input method to measure performance progress and revenue is recognized based on the proportion of the actual costs incurred relative to the estimated total costs. Where the performance progress cannot be determined reasonably, revenue is recognised based on the amount of cost that is expected to be compensated based on the cost already incurred, until the performance progress can be reasonably determined.

Intelligent products

We generate revenue primarily from the sales of intelligent products directly to the customers, with majority of sales transactions were conducted offline. We recognize product revenue at a point in time when the control of the products has been transferred to customers. The transfer of control is considered complete when products have been picked up by or delivered to our customers. We account for shipping and handling fees as a fulfillment cost.

F-11

The following table provides information about disaggregated revenue based on revenue by product types:

	For the years ended March 31,
	2024	2023
Telecommunication engineering services	$5,968,562	$6,494,640
Intelligent products	17,580,582	-
Total	$23,549,144	$6,494,640

Contract liabilities

A contract liability is recognised when the customer pays consideration before the Company recognises the related revenue. A contract liability would also be recognised if the Company has an unconditional right to receive consideration before the Company recognises the related revenue. In such cases, a corresponding receivable would also be recognised. As of March 31, 2024 and 2023, the Company had contract liabilities of $8,112 and $339,796, respectively.

General and administrative expenses

General and administrative expenses consist primarily of salary and welfare for general and administrative personnel, rental expenses, entertainment expenses, general office expenses and professional service fees.

Research and development expenses

Research and development expenses consist primarily of payroll and related expenses for research and development employees involved in designing, developing and maintaining telecommunication information system, and technology infrastructure costs. We expect our research and development expenses to increase in absolute amounts in the foreseeable future as we continue to invest in technology and innovation to expand our technology capabilities.

Value-added taxes

Revenue is recognized net of value-added taxes (“VAT”). The VAT is based on gross sales price and VAT rates applicable to the Company is 13%. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded as VAT payable if output VAT is larger than input VAT and is recorded as VAT recoverable if input VAT is larger than output VAT. For entities that are qualified for VAT small taxpayers, entities are allowed to enjoy preferential tax rate from 3% to 1% for the period from January 1, 2022 to March 31, 2022 and preferential tax rate from 3% to 0% for the period from April 1, 2022 to December 31, 2022. All of the VAT returns filed by the Company’s subsidiaries in the PRC, have been and remain subject to examination by the PRC tax authorities for five years from the date of filing. VAT payables are included in accrued liabilities.

Income taxes

The Company followed the liability method of accounting for income taxes in accordance with ASC 740, Income Taxes, or ASC 740. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company recorded a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rate is recognized in tax expense in the period that includes the enactment date of the change in tax rate.

The Company accounted for uncertainties in income taxes in accordance with ASC 740. Interest and penalties related to unrecognizable tax benefit recognized in accordance with ASC 740 are classified in the consolidated statements of comprehensive income as income tax expense.

Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations. PRC laws prescribe that an enterprise operating at a profit must appropriate and reserve, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital. The Company had $162,784 and $33,675 to statutory reserves as of March 31, 2024 and 2023, respectively, which were included in retained earnings and statutory reserves in the Company’s consolidated balance sheets.

Earnings (loss) per share

The Company computes earnings (loss) per share (“EPS”) in accordance with ASC Topic 260, “Earnings per share”. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Financial instruments

The Company accounts for financial instruments in accordance to ASC Topic 820, “Fair Value Measurements and Disclosures,” which requires disclosure of the fair value of financial instruments held by the Company and ASC Topic 825, “Financial Instruments,” which defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for financial assets and liabilities, which primarily consist of cash and cash equivalents, accounts receivable, inventories, prepayments and other current assets, accounts payable, accrued liabilities, income tax payable, customer advances, are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

● Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

● Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

● Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

F-12

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Comprehensive income (loss)

Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income (loss) are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income (loss) includes the foreign currency translation adjustment.

Segment reporting

The Company reports each material operating segment in accordance with ASC 280, “Segment Reporting”. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the chief executive officer. The Company has determined that it has only one operating segment.

Significant risk

Currency risk

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in the PRC must be processed through the PBOC or other Company foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

The Company maintains certain bank accounts in the PRC. On May 1, 2015, the PRC’s new Deposit Insurance Regulation came into effect, pursuant to which banking financial institutions, such as commercial banks, established in the PRC are required to purchase deposit insurance for deposits in RMB and in foreign currency placed with them. Such Deposit Insurance Regulation would not be effective in providing complete protection for the Company’s accounts, as its aggregate deposits are much higher than the compensation limit, which is RMB500,000 for one bank. However, the Company believes that the risk of failure of any of these Chinese banks is remote. Bank failure is uncommon in the PRC and the Company believes that those Chinese banks that hold the Company’s cash and cash equivalents are financially sound based on public available information.

Other than the deposit insurance mechanism in the PRC mentioned above, the Company’s bank accounts are not insured by Federal Deposit Insurance Corporation insurance or other insurance.

Concentration and credit risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash and short-term investments. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates. The Company deposits its cash and cash equivalents with financial institutions located in jurisdictions where the subsidiaries are located. The Company believes that no significant credit risk exists as these financial institutions have high credit quality.

The Company also exposures to credit risk associated with its trading and other activities is measured on an individual counterparty basis, as well as by Company of counterparties that share similar attributes. Concentrations of credit risk can be affected by changes in political, industry, or economic factors. To reduce the potential for risk concentration, the Company generally requires payment after delivery of the goods within 90 to 120 days. Credit limits are established and exposure is monitored in light of changing counterparty and market conditions. For the years ended March 31, 2024, three customers accounted for more than 10% of the Company’s total revenues or accounts receivable. For the year March 31, 2023, four customers accounted for more than 10% of the Company’s total revenues or accounts receivable. For the year ended March 31, 2024, the Company had four suppliers that accounted for more than 10% of the Company’s accounts payable, only one supplier that accounted for more than 10% of the Company’s total purchases .   For the year ended March 31, 2023, the Company had three suppliers that accounted for more than 10% of the Company’s total purchases, and four suppliers that accounted for more than 10% of the Company’s total accounts payable.

Interest rate risk

Fluctuations in market interest rates may negatively affect our financial condition and results of operations. The Company is exposed to floating interest rate risk on cash deposit and floating rate borrowings, and the risks due to changes in interest rates is not material. The Company has not used any derivative financial instruments to manage our interest risk exposure.

Related party transaction

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

F-13

Recent Accounting Pronouncement

In November 2023, the FASB issued ASU No. 2023-07 (“ASU 2023-07”), Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023 on a retrospective basis. Early adoption is permitted. The Group is currently evaluating the impact of this accounting standard update on its consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU No. 2023-09 (“ASU 2023-09”), Income Taxes (Topic 740): Improvement to Income Tax Disclosures to enhance the transparency and decision usefulness of income tax disclosures. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 on a prospective basis. Early adoption is permitted. The Group is currently evaluating the impact of this accounting standard update on its consolidated financial statements and related disclosures.

NOTE 3 – PREPAYMENTS AND OTHER CURRENT ASSETS, NET

Prepayments and other current assets consisted of the following as of March 31, 2024 and 2023:

	As of March 31
	2024	2023
Prepaid to suppliers	$25,834	$57,344
Deposits of rental and project	323,320	61,837
Advances to employees	37,953	39,184
Other prepaid operating expenses	766,556	3,353
Total prepayments and other current assets	1,153,663	161,720
Less: Allowance for doubtful accounts	(4,438)	(2,047)
Prepayments and other current assets, net	$1,149,225	$159,673

Allowance for doubtful accounts movement is as follows:

	As of March 31
	2024	2023
Beginning balance	$(2,047)	$-
Additions to allowance	(2,491)	(2,047)
Foreign currency translation adjustment	100	-
Ending balance	$(4,438)	$(2,047)

NOTE 4 – ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following as of March 31, 2024 and 2023:

	As of March 31
	2024	2023
Accounts receivable	$9,932,684	$5,715,660
Less: Allowance for doubtful accounts	(186,649)	-
Account receivable, net	$9,746,035	$5,715,660

Allowance for doubtful accounts movement is as follows:

	As of March 31
	2024	2023
Beginning balance	$-	$-
Additions to allowance	(186,649)	-
Foreign currency translation adjustment	-	-
Ending balance	$(186,649)	$-

NOTE 5 – PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following as of March 31, 2024 and 2023:

	As of March 31
	2024	2023
Office equipment	$9,322	$5,124
Furniture equipment	16,695	16,018
Communication equipment	39,582	14,295
Leasehold improvement	116,483	116,483
	182,082	151,920

Less: Accumulated depreciation	(38,397)	(12,408)
Foreign currency translation adjustment	(7,422)	-
Property and equipment, net	$136,263	$139,512

Depreciation expense, which was included in cost of revenues and general and administrative expenses, for the years ended March 31, 2024 and 2023 was $26,594and $12,408, respectively.

F-14

NOTE 6 – INTANGIBLE ASSETS

Intangible assets and related accumulated amortization were as follows:

	As of March 31
	2024	2023
Management Information System	$416,003	$416,003
Less: Accumulated amortization	(76,092)	(41,600)
Foreign currency translation adjustment	(50,760)	(32,002)
Total	$289,151	$342,401

Amortization expense for the years ended March 31, 2024 and 2023 was $36,524 and $38,400, respectively, included in cost of revenues and general and administrative expenses. During the years ended March 31, 2024 and 2023, the Company recognized impairment loss of $nil and $nil, respectively.

As of March 31, 2024, the future estimated amortization costs for intangible assets are as follows:

2025	$34,320
2026	34,320
2027	34,320
2028	34,320
2029	34,320
Thereafter	117,551
Total	$289,151

NOTE 7 – ACCRUED EXPENSES AND OTHER PAYABLE

Accrued expenses and other payable consisted of the following:

	As of March 31,
	2024	2023

Staff salaries and welfare payables	$145,512	$82,467
Engineering labor costs payable	2,131,664	528,763
VAT and other tax payables	713,510	224,440
Others	1,163,054	378,940
	$4,153,740	$1,214,610

As of March 31, 2024 and 2023, the engineering labor costs accrued according to the progress of the project. Unpaid costs mainly due to the project not completed and accepted. Others represent loan from individuals and expenses paid on behalf of staffs.

NOTE 8 – CONTRACT LIABILITIES

	As of March 31,
	2024	2023

Billings in advance of performance	$8,112	$339,796

As of March 31, 2024 and 2023, billings in advance of performance are expected to be recognised as income within one year.

NOTE 9 - INCOME TAXES

United States of America

The Company is registered in the State of Wyoming and is subject to United States of America tax law. The U.S. federal income tax rate is 21%.

British Virgin Islands

Our subsidiary incorporated in the British Virgin Islands is not subject to income or capital gains tax under the current laws of the British Virgin Islands. The British Virgin Islands does not impose withholding tax on dividend payments.

Hong Kong

Under the current Hong Kong Inland Revenue Ordinance, our subsidiaries incorporated in Hong Kong are subject to a two-tiered profits tax rates regime. Under the two-tiered profits tax rates regime, the first HK$2.0 million of profits of the qualifying Company entity will be taxed at 8.25%, and profits above HK$2.0 million will be taxed at 16.5%. We do not have operations in our Hong Kong subsidiaries and we will not be subject to profits tax. In addition, dividend payments to us are not subject to Hong Kong withholding tax.

The PRC

Generally, the Company’s WFOE, which are considered PRC resident enterprises under PRC tax law, are subject to enterprise income tax on their worldwide taxable income as determined under PRC tax laws and accounting standards at a rate of 25%.

In January 2019, the State Administration of Taxation announced that from January 1, 2019 to December 31, 2021, small and low-profit enterprises can enjoy a 20% corporate income tax rate on 25% of their taxable income amount for the proportion of taxable income not exceeding RMB1 million; and a 20% corporate income tax on 50% of their taxable income amount of more than RMB1 million but not exceeding RMB3 million. The State Administration of Taxation further announced that from January 1, 2021 to December 31, 2022, for the portion of taxable income not exceeding RMB1 million, the amount of taxable income can be halved from 25% to 12.5%, and the corporate income tax will be levied at 20%, for small and low-profit enterprises, and from January 1, 2022 to December 31, 2024, small and low-profit enterprises can enjoy a 20% corporate income tax rate on 25% of the taxable income amount for the portion of taxable income more than RMB1 million but not exceeding RMB3 million.

F-15

The components of the income tax provision are as follows:

	As of March 31
	2024	2023
Current:
– United States of America	$-	$
– BVI	-
– Hong Kong	-
– The PRC	453,325		118,828

Deferred
– United States of America	-		-
– BVI	-		-
– Hong Kong	-		-
– The PRC	46,876		944
Total	$500,201		$117,884

A summary of United States and foreign income (loss) before income taxes was composed of the following:

	As of March 31
	2024	2023
Income attributed to PRC operations	$1,700,212	$463,905
Loss attributed to BVI and Hong Kong	-	-
Loss attributed to U.S.	(45,539)	(16,503)
Income (loss) before tax	$1,745,751	$447,402

As of March 31, 2024 and 2023, the significant components of the deferred tax assets are summarized below:

	As of March 31
	2024	2023
Balance at the beginning of the year	$6,606	$10,771
Exchange difference	(323)	(829)
Allowance for doubtful accounts	43,624	(3,336)
Total deferred tax assets, net	$49,907	$6,606

As of March 31, 2024 and 2023, the significant components of the deferred tax liabilities are summarized below:

	As of March 31
	2024	2023
Balance at the beginning of the year	$7,550	$10,911
Exchange difference	(368)	(839)
Less: valuation allowance	(4,415)	(2,522)
Total deferred tax assets, net	$2,767	$7,550

F-16

NOTE 10 - RELATED PARTY TRANSACTIONS

Related Parties

Name of related parties	Relationship with the Company
Shenzhen Zhongyun Electronic intelligent Technology Co., Ltd	Youcai Yu is the Legal representative and Director of Shenzhen Zhongyun Electronic intelligent Technology Co., Ltd
Shenzhen Zhongyun Holding Investment Company Co., Ltd	Youcai Yu is the Legal representative and Director of Shenzhen Zhongyun Holding Investment Company Co., Ltd
Youcai Yu	General Manager, Director and Legal representative of PRC Subsidiary
Shenzhen Zhongyun Project Management Software Co., Ltd	Youcai Yu is the Legal representative and Director of Shenzhen Zhongyun Holding Investment Company Co., Ltd
Shenzhen Zhongyun Information Technology Co., Ltd	Youcai Yu is the Legal representative and Director of Shenzhen Zhongyun Information Technology Co., Ltd
ShuHua Liu	Chief Executive Officer, Director of the Company
Shenzhen Baiyuwang E-commerce Co., Ltd	Significant influenced by the Company
Alpha Cultural Education Consulting (Shenzhen) Co., Ltd	Significant influenced by the Company
Shenzhen Nanshan District Zhongyun Computer Development Center	Youcai Yu is the operator of the Center

Amounts due from related parties as of March 31, 2024 and 2023 are as follows:

	As of March 31
	2024	2023
Shenzhen Zhongyun Electronic intelligent Technology Co., Ltd	$132,958	$145,611
Shenzhen Zhongyun Holding Investment Company Co., Ltd	44,319	-
Xiaocai Yu	132,733	-
	$310,010	$145,611

Amounts due to related parties as of March 31, 2024 and 2023 are as follows:

	As of March 31
	2024	2023
Shenzhen Zhongyun Project Management Software Co., Ltd	$354,549	$550,404
Shenzhen Zhongyun Information Technology Co., Ltd	215,245	480,286
Youcai Yu	-	35,173
ShuHua Liu	488,099	331,568
Shenzhen Baiyuwang E-commerce Co., Ltd	6,925	72,806
Alpha Cultural Education Consulting (Shenzhen) Co., Ltd	276,996	72,806
Shenzhen Zhongyun Holding Investment Company Co., Ltd	34,625	-
	$1,376,439	$1,543,043

F-17

Cost of revenues from related parties during the years ended March 31, 2024 and 2023 is as follows:

	For the years ended March 31,
	2024	2023
Shenzhen Zhongyun Information Technology Co., Ltd	$-	$607,148
Shenzhen Zhongyun Electronic Intelligent Technology Co., Ltd	-	1,984
Shenzhen Nanshan District Zhongyun Computer Development Center	575	-
	$575	$609,132

Due from related party mainly consists of funds advanced to related parties as borrowings or funds advanced to pay off the Company’s expenses. The balances are unsecured, non-interest bearing.

Due to related parties mainly consists of borrowings for working capital purpose, the balances are unsecured, non-interest bearing and due on demand.

In addition, during the years ended March 31, 2024 and 2023, these related parties paid expenses on the Company’s behalf in an amount of $354,550 and nil, respectively.

NOTE 11 – OPERATING LEASES

As of March 1, 2022, the Company has one operating lease agreements for office spaces in PRC with a non-related party.

As of March 31, 2024, the Company recognized operating lease liabilities, including current and noncurrent, in the amount of $11,066.

	As of March 31,
	2024	2023

Right-of-use assets-operating lease	$8,542	$24,375

Operating lease liabilities – current	$11,066	$19,521
Operating lease liabilities – non-current	-	10,680
Total lease liabilities	$11,066	$30,201

The components of lease expense and supplemental cash flow information related to leases for the years ended March 31, 2024 and 2023 are as follows:

Other information for the years ended	2024	2023
Weighted average remaining lease term (in month)	7	19
Weighted average discount rate	5%	5%

Lease expenses were $30,506 and $16,678 for the years ended March 31, 2024 and 2023, respectively.

F-18

NOTE 12 – BANK AND OTHER BORROWINGS

In August 2020, the Company obtained a revolving credit line in the principal amount of RMB910,000 (approximately $139,000 when borrowed) from China Construction Bank, which bears interest at 4.10%. The credit line is guaranteed by Xiulan Zhou, a related party, and pledged by her property. The maturity date is on August 7, 2023.

In December 2020, the Company obtained a loan in the principal amount of RMB750,000 (approximately $115,000 when borrowed) from Huaneng Guicheng Trust Co., Ltd. (“Huaneng Guicheng”), a financial institution in PRC, which bears interest at the base Loan Prime Rate of 3.85% plus 8.75%. The loan is guaranteed by Yumin Lin. The maturity date is on December 21, 2022. The loan was fully repaid in June 2022.

In November 2021, the Company obtained a bank loan in the principal amount of RMB500,000 (approximately $79,000 when borrowed) from Shenzhen Qianhai Webank Co., Ltd. (“WeBank”), which bears interest at 3.6%. The maturity date is on December 11, 2021. On December 11, 2021, the Company and WeBank agreed to extend the maturity date of the loan to December 21, 2023 and increase the principal amount to RMB500,750 (approximately $79,000 when borrowed) reflecting the accrued interest. The loan is guaranteed by Yumin Lin and bears interest at 10.71%.

In May 2022, the Company obtained a revolving credit line in the principal amount of RMB1,000,000 (approximately $149,000 when borrowed) from China Construction Bank, which bears interest at 4.45%. The credit line is guaranteed by Xiulan Zhou, a related party. The maturity date is on May 26, 2023.

In May 2022, the Company obtained a loan in the principal amount of RMB161,000 (approximately $24,000 when borrowed) from Huaneng Guicheng, which bears interest at 11.34%. The loan is guaranteed by Yumin Lin. The maturity date is on May 21, 2024.

In May 2022, the Company obtained a bank loan in the principal amount of RMB69,000 (approximately $10,000 when borrowed) from WeBank, which bears interest at 11.34%. The loan is guaranteed by Yumin Lin. The maturity date is on May 21, 2024.

In July 2022, the Company obtained two loans in the principal amount of RMB99,000 (approximately $15,000 when borrowed) and RMB231,000 (approximately $34,000 when borrowed) from WeBank and Guangdong Nanyue Bank Co., Ltd. (“Nanyue Bank”), respectively, which bear interest at 14.4%. The loans are guaranteed by Kaihong Lin. The maturity date is on July 8, 2024.

In July 2022, the Company obtained two loans in the principal amount of RMB153,000 (approximately $23,000 when borrowed) and RMB357,000 (approximately $53,000 when borrowed) from WeBank and Nanyue Bank, respectively, which bear interest at 14.4%. The loans are guaranteed by Falan Zhou, a manager of subsidiaries. The maturity date is on July 13, 2024.

On July 21, 2022, the Company obtained a loan in the principal amount of RMB380,000 (approximately $57,000 when borrowed) from Huaneng Guicheng, which bears interest at 12.6%. The loan is guaranteed by Yumin Lin. The maturity date is on July 21, 2024.

The balance of the loans borrowed as of March 31, 2024 and 2023 was as follows:

	As of March 31,
	2024	2023
Bank loan from the Bank of China	$414,109	$435,377
Bank of Communications	270,071
SPD BANK	415,494
WeBank	390,169	208,224
Aggregate outstanding principal balances	1,489,843	643,601
Less: current portion	1,351,345	534,531
Non-current portion	$138,498	$109,070

The total interest expense was $57,767 and $nlfor the years ended March 31, 2024 and 2023, respectively.

Future minimum loan payments as of March 31, 2024 are as follows:

Year ending March 31,
2025	$1,417,296
2026	72,547
Thereafter	-
Total	$1,489,843

NOTE 12 – EARNINGS PER SHARE

The following table sets forth the basic and diluted net income per common share computation and provides a reconciliation of the numerator and denominator for the years presented:

	For the years ended March 31,
	2024	2023
Numberator:
Net income	$1,245,550	$1,352,114
Net income attributable to Alpha One Inc.’s shareholders - basic	1,245,550	1,352,114
Net income attributable to Alpha One Inc.’s shareholders - diluted	1,245,550	1,352,114
Denominator
Weighted average common shares outstanding-basic	76,809,533	76,809,533
Weighted average common shares outstanding-diluted	76,809,533	76,809,533

Net income/(loss) per common share
- Basic	$0.02	$0.02
- Diluted	$0.02	$0.02

NOTE 13 - SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to the March 31, 2024 to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-19

Alpha One Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2024 AND MARCH 31, 2024

	June 30, 2024	March 31, 2024
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$3,385	$383,682
Accounts receivable	9,764,818	9,746,035
Prepayments and other receivables, net	1,203,623	1,149,225
Due from related party	132,098	310,010
Total current assets	11,103,924	11,588,952

Non-current assets
Property and equipment, net	128,365	136,263
Operating lease right-of-use assets	4,849	8,542
Deferred tax assets	70,231	49,907
Intangible assets, net	278,208	289,151
Total Assets	$11,585,577	$12,072,815

Liabilities and Stockholders’ Equity
Accounts payable	1,283,292	1,513,854
Accrued expenses and other payables	4,573,387	4,153,740
Bank and other borrowings, current	1,215,121	1,351,345
Contract liabilities	8,059	8,112
Income tax payable	648,942	653,168
Deferred tax liability	1,580	2,767
Operating lease liabilities, current	6,322	11,066
Due to related parties	1,131,957	1,376,439
Total current liabilities	8,868,660	9,070,491

Non-current liabilities
Bank and other borrowings	141,122	138,498
Total Liabilities	9,009,782	9,208,989

Stockholders’ Equity
Common stock (450,000,000 shares authorized, 76,809,533 shares issued and outstanding as of June 30, 2024 and March 31, 2024)	76,809	76,809
Additional paid-in capital	1,520,893	1,520,893
Statutory reserves	163,711	163,711
Retained earning	926,047	1,195,888
Accumulated other comprehensive loss	(120,009)	(101,819)
Total Stockholders’ Equity	2,575,795	2,863,826

Total Liabilities and Stockholders’ Equity	$11,585,577	$12,072,815

See accompanying notes to the unaudited condensed consolidated financial statements.

F-20

Alpha One Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME(LOSS)

FOR THE THREE MONTHS ENDED JUNE 30, 2024 AND 2023

(Unaudited)

	Three months ended June 30,
	2024	2023

Net revenues	$318,845	$1,526,140

Cost of revenues	(316,433)	(646,351)
Gross profit	2,412	879,789

Operating expenses:
General and administrative expenses	139,929	111,122
Research and development	28,436	51,215
Finance cost	279	205
Other operating expenses	86,537	13,068
	255,181	175,610

Operating income (loss)	(252,769)	704,179

Other income (expense):
Other income	161	9,499
Other expense	(63)	(154)
Interest income	37	45
Interest expense	(38,108)	(26,862)
Other expense, net	(37,973)	(17,472)

(Loss) Income before income tax	(290,742)	686,707

Income tax expense	20,901	(176,726)

Net (loss) income	$(269,841)	$509,981

Other comprehensive income:
Foreign currency translation (loss)	(18,190)	(103,125)
Total comprehensive (loss) income	(254,651)	406,856

Earnings (loss) per share
Basic and diluted earnings (loss) per share	$(0.00)	$0.01
Basic and diluted weighted average shares outstanding	76,809,533	76,809,533

See accompanying notes to the unaudited condensed consolidated financial statements.

F-21

Alpha One Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED June 30, 2024 AND 2023

(Unaudited)

	No. of	Common	Additional Paid-in	Statutory	Retained earning (accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Stock	Capital	Reserves	Deficits)	Income (Loss)	Equity
Balance as of March 31, 2023	76,809,533	$76,809	$1,203,973	$34,602	$87,791	$(24,019)	$1,379,156
Foreign currency translation adjustment	-	-	-	-	-	(103,125)	(103,125)
Additional paid in capital	-	-	-	-	-	-	-
Net loss for the period	-	-	-	52,562	457,419	-	509,981

Balance as of June 30, 2023	76,809,533	$76,809	$1,203,973	$87,164	$545,419	$(127,144)	$1,786,012

	No. of	Common	Additional Paid-in	Statutory	Retained earning (accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Stock	Capital	Reserves	Deficits)	Income (Loss)	Equity
Balance as of March 31, 2024	76,809,533	$76,809	$1,520,893	$163,711	$1,204,232	$(101,819)	$2,863,826
Foreign currency translation adjustment	-	-	-	-	-	(18,190)	(18,190)
Additional paid in capital	-	-	-	-	-	-	-
Net loss for the period	-	-	-	-	(269,841)	-	(269,841)

Balance as of June 30, 2024	76,809,533	$76,809	$1,520,893	$163,711	$934,391	$(120,009)	$2,575,795

See accompanying notes to the unaudited condensed consolidated financial statements.

F-22

Alpha One Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED June 30, 2024 AND 2023

(Unaudited)

	Three months ended June 30,
	2024	2023
Cash flows from operating activities
Net income (loss)	$(269,841)	$509,981
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	16,089	14,662
Noncash lease expense	3,693	4,941
Allowance for doubtful accounts	86,223	12,616
Deferred tax	(20,324)	(1,891)
Changes in operating assets and liabilities	-
Accounts receivable	(102,487)	(733,778)
Prepayments and other receivables	(56,917)	4,077
Accounts payable	(230,562)	(441,448)
Accrued liabilities	418,460	729,494
Contract liabilities	(53)	(339,796)
Income tax payable	(4,226)	167,654
Operating lease obligations	(4,744)	(5,816)
Net cash (used in) operating activities	(164,689)	(79,304)

Cash flows from investing activity
Purchase of property and equipment	-	(28,412)
Net cash (used in) investing activity	-	(28,412)

Cash flows from financing activities
Repayments to bank loans	(133,600)	(43,643)
Repayments to related parties	(66,570)	(58,795)
Repayments to a third party	-	-
Net cash (used in) financing activities	(200,170)	(102,438)

Effect of exchange rate changes on cash and cash equivalents	(15,438)	(77,476)
Net changes in cash and cash equivalents	(380,297)	(287,630)
Cash and cash equivalents–beginning of the period	383,682	329,994

Cash and cash equivalents–end of the period	$3,385	$42,364

Supplementary cash flow information:
Interest paid	$26,125	$11,328
Income taxes paid	$990	$-

See accompanying notes to the unaudited condensed consolidated financial statements.

F-23

Alpha One Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED JUNE 30, 2024 AND 2024

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Alpha One Inc. (“we”, “us”, the “Company” or “AOAO”) was originally incorporated in State of Nevada on May 5, 2006 under the name Microscints, Inc. On October 26, 2009 the Company’s name was changed from Microscints, Inc. to World Mobile Holdings, Inc. On March 19, 2020, the Company redomiciled from the State of Nevada to the State of Wyoming. On September 10, 2021, the Company’s name was changed from World Mobile Holdings, Inc. to Alpha One Inc, The Company had been engaged in the various business since its incorporation. The Company was not successful and discontinued the majority of its operation by December 31, 2016. Beginning from January 2017, the Company plans on providing business services and financing to emerging growth entities.

On October 8, 2019, Haining Zhang, filed a petition with the District Court, Clark County, Nevada, and the Court ordered that Mr. Zhang was appointed as receiver for the Company. Consequently, Mr. Zhang is granted the authority to conduct business of the Company pursuant to N.R.S. 78.630. Haining Zhang was appointed the sole officer and director at that time.

On October 15, 2019, the Company issued 100,000,000 shares of common stock, with a par value of $0.001, to Mr. Zhang, our CEO, for $100,000, $99,950 of which was subsequently expensed in its operation by December 31, 2019, and the balance was expensed in its operation in 2020.

On February 8, 2021, the previously issued 100,000,000 shares of common stock were canceled in connection with changes in the Company’s strategic direction.

On March 30, 2021, 100,000,000 shares of common stock, under the control of Haining Zhang, were transferred to Zhuo Wang. As a result, Haining Zhang resigned as the sole officer and director, and Shuhua Liu was appointed as the sole director and CEO of the Company.

On May 1, 2021 the Company amended its article of incorporation to change its authorized capital as following: 50,000,000 shares of preferred stock, par value $0.001 per share; 450,000,000 shares of common stock, par value $0.001 per share. 500,000 shares of Preferred Stock are designated Series A Preferred Stock. On June 17, 2021, the Company issued 245,000 shares of preferred stock to Zhuo Wang, 198,900 shares of preferred stock to Shuhua Liu, and 56,100 shares of preferred stock to Goldcrown International (HK) Limited, controlled by Wei Chen, as compensation for services provided.

On September 10, 2021, the Company effectuated a 100-for-1 reverse stock split, which resulted in a new total of 1,359,447 shares of common stock.

On February 8, 2022, the Company convert 500,000 of its Series A Preferred Stock into common stock with a ratio of 100 for 1.

On March 23, 2023, the Company entered into a share purchase agreement for acquiring 100% equity interests of Zhongyun (BVI) Limited (“Zhongyun BVI”), a BVI incorporated company that conduct its business via its subsidiary Shenzhen Zhongyun Communication Technology Co., Ltd. focusing on electronic products trading and telecommunication engineering services, via issuing 25,450,086 common shares of the Company.As a result of this acquisition, Alpha One Inc. ceased to be a shell company and began operating as an entity intelligent products trading and telecommunication engineering services in the People’s Republic of China.

F-24

Zhongyun (BVI) Limited (“Zhongyun BVI”) was incorporated in the British Virgin Islands on December 6, 2022 with limited liability.

Zhongyun Investment Hong Kong Limited (“Zhongyun HK”) which is 100% owned by Zhongyun BVI, was incorported in the HongKong on December 23, 2022, Zhongyun HK is an investment holding company with no operations. On March 2, 2023, Zhongyun HK acquired Shenzhen Zhongyun Communication Technology Co., Ltd.

Shenzhen Zhongyun Communication Technology Co., Ltd, a Chinese company, a wholly foreign owned enterprise (WFOE), also referred to herein as “Shenzhen Zhongyun”, which was incorporated on August 25, 2020 by the controlling shareholder, Shuhua Liu. Shenzhen Zhongyun is principally engaged in the electronic products trading and telecommunication engineering servicess in the People’s Republic of China (“PRC”).

Shenzhen Zhongyun is the company through which we operate, and which shares our business plan with the goal of developing and providing modern electronic products trading and telecommunication engineering services to our future clients.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These consolidated financial statements, accompanying notes, and related disclosures have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). These financial statements have been prepared using the accrual basis of accounting in accordance with the generally accepted accounting principles in the United States (“U.S. GAAP”). The Company’s fiscal year end is December 31. The Company’s financial statements are presented in U.S. dollars.

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated. The results of subsidiaries acquired during the respective periods are included in the consolidated statements of operations from the effective date of acquisition or up to the effective date of disposal, as appropriate. The portion of the income or loss applicable to noncontrolling interests in subsidiaries is reflected in the consolidated statements of operations.

As of June 30, 2024, details of the Company’s major subsidiaries were as follows:

Entity Name	Date of Incorporation	Parent Entity	Nature of Operation	Place of Incorporation
Zhongyun (BVI) Ltd	December 6, 2022	AOAO	Investment holding	British Virgin Islands

Zhongyun Investment Hong Kong Ltd	December 23, 2022	Zhongyun BVI	Investment holding	Hong Kong

Shenzhen zhongyun communication technology Co. Ltd	August 25, 2020	Zhongyun HK	Communiciation engineer project service and intelligent products’ trading	Shenzhen, China

F-25

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant accounting estimates include certain assumptions related to going concern, allowance of doubtful accounts, allowance of deferred tax asset and uncertain tax position, implicit interest rate of operating leases, useful lives and impairment of long-lived assets, and impairment of goodwill. Actual results may differ from these estimates.

Reclassification

Certain prior year amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on net earnings and financial position.

Foreign currency translation and re-measurement

The Company’s reporting currency is the Renminbi (“RMB”). The functional currency of the Company and its subsidiary which is incorporated in Hong Kong is United States dollars (“US$”). The functional currencies of the other subsidiaries are their respective local currencies. The determination of the respective functional currency is based on the criteria set out by ASC 830, Foreign Currency Mattters, (“ASC 830”).

Transactions denominated in currencies other than in the functional currency are translated into the functional currency using the exchange rates prevailing at the transaction dates.Monetary assets and liabilities denominated in foreign currencies are translated into functional currency using the applicable exchange rates at the balance sheet date. Non-monetary items that are measured in term of historical cost in foreign currency are re-measured using the exchange rates at the dates of the initial transactions. Exchange gains or losses arising from foreign currency transactions are included in the consolidated statements of comprehensive income (loss).

The financial statements of the Company’s entities of which the functional currency is not RMB are translated from their respective functional currency into RMB. Assets and liabilities denominated in foreign currencies are translated into RMB at the exchange rates at the balance sheet date. Equity accounts other than earning generated in current period are translated into RMB at the appropriate historical rates. Income and expense items are translated into RMB using the periodic average exchange rates. The resulting foreign currency translation adjustments are recorded in other comprehensive income in the consolidated statements of comprehensive income (loss), and the accumulated foreign currency translation adjustments are presented as a component of accumulated other comprehensive income in the consolidated statements of shareholders’ equity if any.

Translation of amounts from the local currencies of the Company into US$ has been made at the following exchange rates for the respective periods:

	As of June 30,
	2024	2023
Period-end RMB:US$1 exchange rate	0.138498	0.145611
Period-average RMB:US$1 exchange rate	0.139526	0.145951

F-26

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, demand deposits placed with banks or other financial institutions and have original maturities of less than three months. The Company’s primary bank deposits are located in the PRC.

Accounts receivable and allowance for credit losses

Accounts receivable represents the amounts that the Company has an unconditional right to consideration and is recorded net of allowance for credit losses. The Company estimated allowance for credit losses to reserve for potentially uncollectible receivable amounts periodically, considering factors in assessing the collectability of its accounts receivable, such as historical distribution of the age of the amount due, payment history, creditworthiness, forward-looking factor, historical collections data of.the customers, to assess the credit risk characteristics. If there is strong evidence indicating that the accounts receivable is likely to be unrecoverable, the Company also makes specific allowance in the period in which a loss is determined to be probable. Accounts receivable are considered impaired and written-off when it is probable that all contractual payments due will not be collected after all collection efforts have been exhausted.

Property and equipment, net

Property and equipment is carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the property and equipment are as follows:

Categories	Estimated useful life
Office equipment	3-5 years
Office furture	5 years
Leasehold improvement	10 years
Communication equipment	3 years

The cost of maintenance and repairs is charged to expenses as incurred, whereas significant renewals and betterments are capitalized.

Intangible assets, net

Indefinite-lived intangible assets are tested for impairment at least annually and are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Indefinite-lived intangible assets are impaired if their estimated fair values are less than their carrying values.

Finite-lived intangible assets are carried at cost less accumulated amortization and impairment if any. The finite-lived intangible assets are amortized over their estimated useful lives, which are the period over which the assets are expected to contribute directly or indirectly to the future cash flows of the Company. These intangible assets are tested for impairment at the time of a triggering event, if one were to occur. Finite-lived intangible assets may be impaired when the estimated undiscounted future cash flows generated from the assets are less than their carrying amounts.

The Company may rely on a qualitative assessment when performing impairment test for its intangible asset. Otherwise, the impairment evaluation is performed at the lowest level of identifiable cash flows independent of other assets.

The Company’s intangible assets mainly represented project management system purchased by the Company. The project management system is classified as finite-lived intangible assets and amortized over its useful life of 10 years.

Operating leases

The Company adopted Accounting Standards Update (“ASU”) 2016-02, Lease (FASB ASC Topic 842) to account its lease on March 1, 2022.

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Company assess whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset.

The Company classifies a lease as a financing lease at lease commencement when the lease meets any one of the criteria:

f.	The lease transfers ownership of the underlying asset to the lessee by the end of the lease term.
g.	The lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise.
h.	The lease term is for a major part of the remaining economic life of the underlying asset.
i.	The present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments equals or exceeds substantially all of the fair value of the underlying asset.
j.	The underlying asset is of such a specialized nature that it is expected to have no alternative use to the Company at the end of the lease term.

When none of the criteria are met, the Company classifies a lease as an operating lease.

F-27

The right-of-use assets and related lease liabilities are recognized at the lease commencement date. The Company recognizes operating lease expenses on a straight-line basis over the lease term.

Leases with an initial term of 12 months or less are short-term lease and not recognized as right-of-use assets and operating lease liabilities on the consolidated balance sheet. The Company recognizes lease expense for short-term leases on a straight-line basis over the lease term.

The right-of-use of asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and less any lease incentive received.

Operating lease liabilities are recognized based on the present value of the lease payments not yet paid, discounted using the average borrowing rate of the Company’s outstanding loans.

Lease term includes rent holidays and options to extend or terminate the lease when the Company is reasonably certain that the Company will exercise that option. The lease assets for operating leases consist of the amount of the measurement of the lease liabilities and any prepaid lease payments. Operating lease expense is recognized on a straight-line basis over the lease term by adding interest expense determined using the effective interest method to the amortization of the right-of-use assets. Interest expense is determined using the effective interest method. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The Company reviews the impairment of its right-of-use assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset Company and include the associated operating lease payments in the undiscounted future pre-tax cash flows..

Revenue recognition

The Company follows the guidance of ASC 606, revenue from contracts with customers is recognized using the following five steps:

1.	Identify the contract(s) with a customer;
2.	Identify the performance obligations in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations in the contract; and
5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

Under Topic 606, revenues are recognized when the promised products have been confirmed of delivery or services have been transferred to the consumers in amounts that reflect the consideration the customer expects to be entitled to in exchange for those services. The Company presents value added taxes (“VAT”) as reductions of revenues. The Company recognizes revenues net of value added taxes (“VAT”) and relevant charges.

Telecommunication Construction Services

The Company recognizes revenue from provision of Telecommunication Construction Services over time because the Company’s construction activities create or enhance assets controlled by the customers. The Company adopts the input method to measure performance progress and revenue is recognized based on the proportion of the actual costs incurred relative to the estimated total costs. Where the performance progress cannot be determined reasonably, revenue is recognised based on the amount of cost that is expected to be compensated based on the cost already incurred, until the performance progress can be reasonably determined.

Intelligent products

We generate revenue primarily from the sales of intelligent products directly to the customers, with majority of sales transactions were conducted offline. We recognize product revenue at a point in time when the control of the products has been transferred to customers. The transfer of control is considered complete when products have been picked up by or delivered to our customers. We account for shipping and handling fees as a fulfillment cost.

F-28

The following table provides information about disaggregated revenue based on revenue by product types:

	For three months ended June 30,
	2024	2023
Telecommunication engineering services	$318,845	$1,526,140
Intelligent products	-	-
Total	$318,845	$1,526,140

Contract liabilities

Contract liabilities consist mainly of customer advances. On certain occasions, the Company may receive prepayments from downstream retailers or wholesales customers for wines, water and other products prior to them taking possession of the Company’s products. The Company records these receipts as customer advances until the control of the products has been transferred the customers. As of June 30, 2024 and March 31, 2024, the Company had contrac liabilities of $8,059 and $8,112, respectively.

General and administrative expenses

General and administrative expenses consist primarily of salary and welfare for general and administrative personnel, rental expenses, entertainment expenses, general office expenses and professional service fees.

Research and development expenses

Research and development expenses consist primarily of payroll and related expenses for research and development employees involved in designing, developing and maintaining telecommunication information system, and technology infrastructure costs. We expect our research and development expenses to increase in absolute amounts in the foreseeable future as we continue to invest in technology and innovation to expand our technology capabilities.

Value-added taxes

Revenue is recognized net of value-added taxes (“VAT”). The VAT is based on gross sales price and VAT rates applicable to the Company is 13%. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded as VAT payable if output VAT is larger than input VAT and is recorded as VAT recoverable if input VAT is larger than output VAT. For entities that are qualified for VAT small taxpayers, entities are allowed to enjoy preferential tax rate from 3% to 1% for the period from January 1, 2022 to March 31, 2022 and preferential tax rate from 3% to 0% for the period from April 1, 2022 to December 31, 2022. All of the VAT returns filed by the Company’s subsidiaries in the PRC, have been and remain subject to examination by the PRC tax authorities for five years from the date of filing. VAT payables are included in accrued liabilities.

Income taxes

The Company followed the liability method of accounting for income taxes in accordance with ASC 740, Income Taxes, or ASC 740. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company recorded a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rate is recognized in tax expense in the period that includes the enactment date of the change in tax rate.

The Company accounted for uncertainties in income taxes in accordance with ASC 740. Interest and penalties related to unrecognizable tax benefit recognized in accordance with ASC 740 are classified in the consolidated statements of comprehensive income as income tax expense.

F-29

Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations. PRC laws prescribe that an enterprise operating at a profit must appropriate and reserve, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital. The Company had $162,784 and $85,330 to statutory reserves as of June 30, 2024 and 2023, respectively, which were included in accumulated deficit and statutory reserves in the Company’s consolidated balance sheets.

Earnings (loss) per share

The Company computes earnings (loss) per share (“EPS”) in accordance with ASC Topic 260, “Earnings per share”. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Financial instruments

The Company accounts for financial instruments in accordance to ASC Topic 820, “Fair Value Measurements and Disclosures,” which requires disclosure of the fair value of financial instruments held by the Company and ASC Topic 825, “Financial Instruments,” which defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for financial assets and liabilities, which primarily consist of cash and cash equivalents, accounts receivable, inventories, prepayments and other receivables, accounts payable, accrued liabilities, income tax payable, customer advances, are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

● Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

● Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

● Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

F-30

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Comprehensive income (loss)

Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income (loss) are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income (loss) includes the foreign currency translation adjustment.

Segment reporting

The Company reports each material operating segment in accordance with ASC 280, “Segment Reporting”. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the chief executive officer. The Company has determined that it has only one operating segment.

Significant risk

Currency risk

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in the PRC must be processed through the PBOC or other Company foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

The Company maintains certain bank accounts in the PRC. On May 1, 2015, the PRC’s new Deposit Insurance Regulation came into effect, pursuant to which banking financial institutions, such as commercial banks, established in the PRC are required to purchase deposit insurance for deposits in RMB and in foreign currency placed with them. Such Deposit Insurance Regulation would not be effective in providing complete protection for the Company’s accounts, as its aggregate deposits are much higher than the compensation limit, which is RMB500,000 for one bank. However, the Company believes that the risk of failure of any of these Chinese banks is remote. Bank failure is uncommon in the PRC and the Company believes that those Chinese banks that hold the Company’s cash and cash equivalents are financially sound based on public available information.

Other than the deposit insurance mechanism in the PRC mentioned above, the Company’s bank accounts are not insured by Federal Deposit Insurance Corporation insurance or other insurance.

Concentration and credit risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash and short-term investments. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates. The Company deposits its cash and cash equivalents with financial institutions located in jurisdictions where the subsidiaries are located. The Company believes that no significant credit risk exists as these financial institutions have high credit quality.

The Company also exposures to credit risk associated with its trading and other activities is measured on an individual counterparty basis, as well as by Company of counterparties that share similar attributes. Concentrations of credit risk can be affected by changes in political, industry, or economic factors. To reduce the potential for risk concentration, the Company generally requires payment after delivery of the goods within 90 to 120 days. Credit limits are established and exposure is monitored in light of changing counterparty and market conditions. As of June 30, 2024 and March 31, 2024, four customer accounted for more than 10% of the Company’s total revenues or accounts receivable. As June 30, 2024 and March 31, 2024, the Company had three suppliers that accounted for more than 10% of the Company’s accounts payable.

Interest rate risk

Fluctuations in market interest rates may negatively affect our financial condition and results of operations. The Company is exposed to floating interest rate risk on cash deposit and floating rate borrowings, and the risks due to changes in interest rates is not material. The Company has not used any derivative financial instruments to manage our interest risk exposure.

Related party transaction

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

F-31

Recent Accounting Pronouncement

In November 2023, the FASB issued ASU No. 2023-07 (“ASU 2023-07”), Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023 on a retrospective basis. Early adoption is permitted. The Group is currently evaluating the impact of this accounting standard update on its consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU No. 2023-09 (“ASU 2023-09”), Income Taxes (Topic 740): Improvement to Income Tax Disclosures to enhance the transparency and decision usefulness of income tax disclosures. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 on a prospective basis. Early adoption is permitted. The Group is currently evaluating the impact of this accounting standard update on its consolidated financial statements and related disclosures.

NOTE 3 – PREPAYMENTS AND OTHER RECEIVABLES, NET

Prepayments and other receivables consisted of the following as of June 30, 2024 and March 31, 2024:

	June 30, 2024	March 31, 2024
Prepaid to suppliers	$66,946	$25,833
Deposit of rental and project	323,506	323,320
Advances to employees	50,368	37,954
Other prepaid operating expenses	769,732	766,556
Total prepayments and other current assets	1,210,552	1,153,663
Less: Allowance for doubtful accounts	(6,929)	(4,438)
Prepayments and other current assets, net	$1,203,623	$1,149,225

Allowance for doubtful accounts movement is as follows:

	June 30, 2024	March 31, 2024
Beginning balance	$(4,438)	$(2,047)
Additions to allowance	(2,519)	(2,491)
Foreign currency translation adjustment	28	100
Ending balance	$(6,929)	$(4,438)

NOTE 4 – ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following as of June 30, 2024 and March 31, 2024:

	June 30, 2024	March 31, 2024
Accounts receivable	$10,033,964	$9,932,684
Less: Allowance for doubtful accounts	(269,146)	(186,649)
Accounts receivable, net	$9,764,818	$9,746,035

Allowance for doubtful accounts movement is as follows:

	June 30, 2024	March 31, 2024
Beginning balance	$(186,649)	$-
Additions to allowance	(83,704)	(186,649)
Foreign currency translation adjustment	1,207	-
Ending balance	$(269,146)	$(186,649)

NOTE 5 – PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following as of June 30, 2024 and March 31, 2024:

	June 30, 2024	March 31, 2024
Office equipment	$9,322	$9,322
Furniture equipment	16,695	16,695
Leasehold improvement	116,483	116,483
Communication equipment	39,582	39,582
	182,082	182,082

Less: Accumulated depreciation	(45,166)	(38,397)
Foreign currency translation adjustment	(8,551)	(7,422)
Property and equipment, net	$128,365	$136,263

Depreciation expense, which was included in cost of revenues and general and administrative expenses, for the three months ended June 30, 2024 and 2023 was $7,017 and $5,573 respectively.

F-32

NOTE 6 – INTANGIBLE ASSETS

Intangible assets and related accumulated amortization were as follows:

	June 30, 2024	March 31, 2024
Management Information System	$416,003	$416,003
Less: Accumulated amortization	(84,672)	(76,092)
Foreign currency translation adjustment	(53,123)	(50,760)
Total	$278,208	$289,151

Amortization expense for the three months ended June 30, 2024 and 2023 was $9,072 and $9,089, respectively, included in cost of revenues and general and administrative expenses.

As of June 30, 2024, the future estimated amortization costs for intangible assets are as follows:

2025	$36,288
2026	36,288
2027	36,288
2028	34,320
2029	34,320
Thereafter	96,768
Total	$278,208

NOTE 7 – ACCRUED EXPENSES AND OTHER PAYABLES

As of June 30, 2024 and March 31, 2024, accrued expenses and other payables consisted of the following:

	June 30, 2024	March 31, 2024

Staff salaries and welfare payables	$166,086	$45,512
Engineering labor cost payables	2,362,803	2,231,664
VAT and other tax payables	700,168	713,510
Others	1,344,330	1,163,054
	$4,573,387	$4,153,740

As of June 30, 2024 and March 31, 2024, the engineering labor cost was accrued according to the progress of project. Others represent loan from individuals and expenses paid on behalf of staffs.

NOTE 8 – CONTRACT LIABILITIES

	June 30, 2024	March 31, 2024

Billings in advance of performance	$8,059	$8,112

As of June 30, 2024 and March 31, 2024, billings in advance of performance are expected to be recognised as income within one year.

NOTE 9 - INCOME TAXES

United States of America

The Company is registered in the State of Wyoming and is subject to United States of America tax law. The U.S. federal income tax rate is 21%.

British Virgin Islands

Our subsidiary incorporated in the British Virgin Islands is not subject to income or capital gains tax under the current laws of the British Virgin Islands. The British Virgin Islands does not impose withholding tax on dividend payments.

Hong Kong

Under the current Hong Kong Inland Revenue Ordinance, our subsidiaries incorporated in Hong Kong are subject to a two-tiered profits tax rates regime. Under the two-tiered profits tax rates regime, the first HK$2.0 million of profits of the qualifying Company entity will be taxed at 8.25%, and profits above HK$2.0 million will be taxed at 16.5%. We do not have operations in our Hong Kong subsidiaries and we will not be subject to profits tax. In addition, dividend payments to us are not subject to Hong Kong withholding tax.

The PRC

Generally, the Company’s WFOE, which are considered PRC resident enterprises under PRC tax law, are subject to enterprise income tax on their worldwide taxable income as determined under PRC tax laws and accounting standards at a rate of 25%.

In January 2019, the State Administration of Taxation announced that from January 1, 2019 to December 31, 2021, small and low-profit enterprises can enjoy a 20% corporate income tax rate on 25% of their taxable income amount for the proportion of taxable income not exceeding RMB1 million; and a 20% corporate income tax on 50% of their taxable income amount of more than RMB1 million but not exceeding RMB3 million. The State Administration of Taxation further announced that from January 1, 2021 to December 31, 2022, for the portion of taxable income not exceeding RMB1 million, the amount of taxable income can be halved from 25% to 12.5%, and the corporate income tax will be levied at 20%, for small and low-profit enterprises, and from January 1, 2022 to December 31, 2024, small and low-profit enterprises can enjoy a 20% corporate income tax rate on 25% of the taxable income amount for the portion of taxable income more than RMB1 million but not exceeding RMB3 million.

F-33

The components of the income tax provision are as follows:

	Three months ended June 30,
	2024	2023
Current tax expense:
– United States of America	$-	$-
– BVI	-	-
– Hong Kong	-	-
– The PRC	47,750	179,127

Deferred income tax expenses (benefits)
– United States of America	-	-
– BVI	-	-
– Hong Kong	-	-
– The PRC	(68,651)	2,401
Total	$(20,901)	$176,726

A summary of United States and foreign income (loss) before income taxes was composed of the following:

	Three months ended June 30,
	2024	2023
Income attributed to PRC operations	$(287,742)	$702,348
Loss attributed to BVI and Hong Kong	-	-
Loss attributed to U.S.	(3,000)	(15,641)
Income (loss) before tax	$(290,742)	$686,707

As of June 30, 2024 and March 31, 2024, the significant components of the deferred tax assets are summarized below:

	June 30, 2024	March 31, 2024
Balance at the beginning of the year	$49,907	$6,606
Exchange difference	(323)	(323)
Allowance for doubtful accounts	20,647	43,624
Total deferred tax assets, net	$70,231	$49,907

As of June 30, 2024 and March 31, 2024, the significant components of the deferred tax liabilities are summarized below:

	June 30, 2024	March 31, 2024
Balance at the beginning of the year	$2,767	$7,550
Exchange difference	(19)	(368)
Less: valuation allowance	(1,168)	(4,415)
Total deferred tax assets, net	$1,580	$2,767

F-34

NOTE 10 - RELATED PARTY TRANSACTIONS

Related Parties

Name of related parties	Relationship with the Company
Shenzhen Zhongyun Electronic intelligent Technology Co., Ltd	Youcai Yu is the Legal representative and Director of Shenzhen Zhongyun Electronic intelligent Technology Co., Ltd
Shenzhen Zhongyun Holding Investment Company Co., Ltd	Youcai Yu is the Legal representative and Director of Shenzhen Zhongyun Holding Investment Company Co., Ltd
Youcai Yu	General Manager, Director and Legal representative of PRC Subsidiary
Shenzhen Zhongyun Project Management Software Co., Ltd	Youcai Yu is the Legal representative and Director of Shenzhen Zhongyun Holding Investment Company Co., Ltd
Shenzhen Zhongyun Information Technology Co., Ltd	Youcai Yu is the Legal representative and Director of Shenzhen Zhongyun Information Technology Co., Ltd
ShuHua Liu	Chief Executive Officer, Director of the Company
Shenzhen Baiyuwang E-commerce Co., Ltd	Significant influenced by the Company
Alpha Cultural Education Consulting (Shenzhen) Co., Ltd	Significant influenced by the Company
Shenzhen Nanshan District Zhongyun Computer Development Center	Youcai Yu is the operator of the Center

Amounts due from related parties as of June 30, 2024 and March 31, 2024 are as follows:

	June 30, 2024	March 31, 2024
Shenzhen Zhongyun Electronic Intelligent Technology Co., Ltd	$132,098	$132,958
Shenzhen Zhongyun Holding Investment Company Co., Ltd	-	44,319
Youcai Yu	-	132,733
	$132,098	$310,010

Balance due from Shenzhen Zhongyun Electronic Intelligent Technology Co., Ltd has been settled on September 30, 2024

As of June 30, 2024 and March 31, 2024, amounts due to related parties are as follows:

	June 30, 2024	March 31, 2024
Shenzhen Zhongyun Project Management Software Co., Ltd	$349,504	$354,549
Shenzhen Zhongyun Information Technology Co., Ltd	212,983	215,245
Youcai Yu	-	-
ShuHua Liu	100,535	488,099
Shenzhen Baiyuwang E-commerce Co., Ltd	-	6,925
Alpha Cultural Education Consulting (Shenzhen) Co., Ltd	275,204	276,996
Shenzhen Zhongyun Holding Investment Company Co., Ltd	193,731	34,625
	$1,131,957	$1,376,439

Cost of revenues from related parties for the three months ended June 30, 2024 and 2023 is as follows:

	For the three months ended June 30,
	2024	2023
Shenzhen Zhongyun Information Technology Co., Ltd	$-	$-
Shenzhen Zhongyun Electronic Intelligent Technology Co., Ltd	-	-
Shenzhen Nanshan District Zhongyun Computer Development Center	-	575
	$-	$575

Due from related party mainly consists of funds advanced to related parties as borrowings or funds advanced to pay off the Company’s expenses. The balances are unsecured, non-interest bearing.

Due to related parties mainly consists of borrowings for working capital purpose, the balances are unsecured, non-interest bearing and due on demand.

F-35

NOTE 11 – OPERATING LEASES

As of March 1, 2022, the Company has one operating lease agreements for office spaces in PRC with a non-related party.

As of June 30, 2024, the Company recognized operating lease liabilities, including current and noncurrent, in the amount of $6,322.

	June 30, 2024	March 31, 2024

Right-of-use assets-operating lease	$4,849	$8,542

Operating lease liabilities – current	$6,322	$11,066
Operating lease liabilities – non-current	-	-
Total lease liabilities	$6,322	$11,066

The components of lease expense and supplemental cash flow information related to leases for the three months ended June 30, 2024 and 2023 are as follows:

Other information for the months ended	2024	2023
Weighted average remaining lease term (in month)	4	16
Weighted average discount rate	5%	5%

Lease expenses were $3,693 and $4,941 for the three months ended June 30, 2024 and 2023, respectively.

F-36

NOTE 12 – BANK AND OTHER BORROWINGS

In August 2020, the Company obtained a revolving credit line in the principal amount of RMB910,000 (approximately $139,000 when borrowed) from China Construction Bank, which bears interest at 4.10%. The credit line is guaranteed by Xiulan Zhou, a related party, and pledged by her property. The maturity date is on August 7, 2023.

In December 2020, the Company obtained a loan in the principal amount of RMB750,000 (approximately $115,000 when borrowed) from Huaneng Guicheng Trust Co., Ltd. (“Huaneng Guicheng”), a financial institution in PRC, which bears interest at the base Loan Prime Rate of 3.85% plus 8.75%. The loan is guaranteed by Yumin Lin. The maturity date is on December 21, 2022. The loan was fully repaid in June 2022.

In November 2021, the Company obtained a bank loan in the principal amount of RMB500,000 (approximately $79,000 when borrowed) from Shenzhen Qianhai Webank Co., Ltd. (“WeBank”), which bears interest at 3.6%. The maturity date is on December 11, 2021. On December 11, 2021, the Company and WeBank agreed to extend the maturity date of the loan to December 21, 2023 and increase the principal amount to RMB500,750 (approximately $79,000 when borrowed) reflecting the accrued interest. The loan is guaranteed by Yumin Lin and bears interest at 10.71%.

In May 2022, the Company obtained a revolving credit line in the principal amount of RMB1,000,000 (approximately $149,000 when borrowed) from China Construction Bank, which bears interest at 4.45%. The credit line is guaranteed by Xiulan Zhou, a related party. The maturity date is on May 26, 2023.

In May 2022, the Company obtained a loan in the principal amount of RMB161,000 (approximately $24,000 when borrowed) from Huaneng Guicheng, which bears interest at 11.34%. The loan is guaranteed by Yumin Lin. The maturity date is on May 21, 2024.

In May 2022, the Company obtained a bank loan in the principal amount of RMB69,000 (approximately $10,000 when borrowed) from WeBank, which bears interest at 11.34%. The loan is guaranteed by Yumin Lin. The maturity date is on May 21, 2024.

In July 2022, the Company obtained two loans in the principal amount of RMB99,000 (approximately $15,000 when borrowed) and RMB231,000 (approximately $34,000 when borrowed) from WeBank and Guangdong Nanyue Bank Co., Ltd. (“Nanyue Bank”), respectively, which bear interest at 14.4%. The loans are guaranteed by Kaihong Lin. The maturity date is on July 8, 2024.

In July 2022, the Company obtained two loans in the principal amount of RMB153,000 (approximately $23,000 when borrowed) and RMB357,000 (approximately $53,000 when borrowed) from WeBank and Nanyue Bank, respectively, which bear interest at 14.4%. The loans are guaranteed by Falan Zhou, a manager of subsidiaries. The maturity date is on July 13, 2024.

On July 21, 2022, the Company obtained a loan in the principal amount of RMB380,000 (approximately $57,000 when borrowed) from Huaneng Guicheng, which bears interest at 12.6%. The loan is guaranteed by Yumin Lin. The maturity date is on July 21, 2024.

The balance of the loans borrowed as of June 30, 2024 and March 31, 2024 was as follows:

	June 30, 2024	March 31, 2024
Bank loan from the Bank of China	$374,401	$414,109
Bank of Communications	206,403	270,071
SPD BANK	412,806	415,494
WeBank	362,633	390,169
Aggregate outstanding principal balances	1,356,243	1,489,843
Less: current portion	1,215,121	1,351,345
Non-current portion	$141,122	$138,498

The total interest expense was $26,220 and $11,735 for the three months ended June 30, 2024 and 2023, respectively.

Future minimum loan payments as of June 30, 2024 are as follows:

Year ending,
2025	$1,215,121
2026	141,122
Thereafter	-
Total	$1,356,243

NOTE 13 - SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to the June 30, 2024 to the date these financial statements were issued and has determined that it does not have any material subsequent eventsto disclose in these financial statements.

F-37

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the sale of common stock being registered. All amounts are estimates except for the SEC filing fee.

SEC filing fee	$3,089
Legal fees and expenses	$25,000
Accounting fees and expenses	$210,000
Total	$238,089

Item 14. Indemnification of Directors and Officers

(a)	The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any claim, action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that the person, or a person for whom he or she is the legal representative, is or was a Director or officer of the Company or is or was serving at the request of the Company as a director, officer or fiduciary of another corporation or of a partnership, joint venture, trust, non-profit entity, or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person. The right to indemnification conferred in this Bylaw shall be a contract right. Except as provided in paragraph (c) of this Bylaw with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify a person in connection with a proceeding initiated by such person or a claim made by such person against the Company only if such proceeding or claim was authorized in the specific case by the Board of Directors of the Company.
(b)	Subject to applicable law, the Company shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that if and to the extent required by law the payment of expenses incurred by any person covered hereunder in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by or on behalf of the affected person to repay all amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified under this Bylaw or otherwise.
(c)	If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Bylaw is not paid in full within thirty days, or such other period as might be provided pursuant to contract, after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim or may seek whatever other remedy might be provided pursuant to contract. In any such action the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. If successful in whole or in part, claimant shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. Neither the failure of the Company (including its Directors, independent legal counsel or shareowners) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the General Corporation Law of Wyoming, nor an actual determination by the Company (including its Directors, independent legal counsel or shareowners) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
(d)	Any determination regarding whether indemnification of any person is proper in the circumstances because such person has met the applicable standard of conduct set forth in the General Corporation Law of Wyoming shall be made in accordance with the applicable provisions of Wyoming law.

II-1

(e)	The Company may, but shall not be required to, indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any claim, action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that the person, or a person for whom he or she is the legal representative, is or was an employee or agent of the Company or is or was serving at the request of the Company as an employee or agent of another corporation or of a partnership, joint venture, trust, non-profit entity, or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person.
(f)	The rights conferred on any person by this Bylaw shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of shareowners or disinterested Directors or otherwise.
(g)	Any repeal or modification of the foregoing provisions of this Bylaw shall not adversely affect any right or protection hereunder of any person with respect to any act or omission occurring prior to or at the time of such repeal or modification for which indemnification or advancement of expenses is sought.
(h)	The Company’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

We currently maintain and intend to maintain for the foreseeable future director and officer liability insurance on behalf of our directors and officers.

Item 15. Recent Sales of Unregistered Securities

During the past three years, we sold the following securities which were not registered under the Securities Act, all of which were offered and sold in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act.

On March 20, 2023, we consummated the transactions contemplated by the Share Exchange Agreement among the Company, Zhongyun (BVI) Limited, a British Virgin Islands Corporation (“Zhongyun BVI”) and the shareholder of Zhongyun BVI, pursuant to which we acquired all the ordinary shares of Zhongyun BVI in exchange for the issuance to the shareholder of Zhongyun BVI of an aggregate of 25,450,086 shares of the Company. The shareholders are the selling security holders in this prospectus and are all affiliates. As a result of the transactions contemplated by the Share Exchange, Zhongyun BVI became a wholly-owned subsidiary of the Company. This was a non-public offering under Section 4(a)(2) of the Securities Act.

Item 16. Exhibits

Exhibit Number	Description of Document

2.1	Share Exchange Agreement, dated as of March 20, 2023
3.1	Articles of Amendment (name change), filed on September 7, 2021
3.2	Articles of Amendment and Certificate of Designation for Preferred Series A Stock, file on June 17, 2021
3.3	Bylaws of the Company
5.1	Opinion of Rockville Law Company LLC
23.1	Consent of Bush & Associates, CPA LLC
107	Filing Fee

II-2

Item 17. Undertakings

The Company hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Company is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Shenzhen Guangdong China, on November 1, 2024.

Alpha One Inc..

November 1, 2024	By:	/s/ Shuhua Liu
Shuhua Liu
Chairman and Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

November 1, 2024	By:	/s/ Shuhua Liu
Shuhua Liu
Chairman and Chief Executive Officer and Director
(Principal Executive Officer)

November 1, 2024	By:	/s/ Hongyan Li
Hongyan Li
Chief Financial Officer and Director
(Principal Financial and Accounting Officer)

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